UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☑	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☐	Soliciting Material Pursuant to § 240.14a-12.

LIFEPOINT HOSPITALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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May 27, 2005

Dear Stockholders:

     You are cordially invited to attend the 2005 Annual Meeting of Stockholders of LifePoint Hospitals, Inc., which is to be held on Thursday, June 30, 2005 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219. The following pages contain the formal notice of the Annual Meeting and the Company’s Proxy Statement which describe the specific business to be considered and voted upon at the Annual Meeting.

     The Annual Meeting will be simultaneously broadcast over the Internet. The listen-only web-simulcast of the Annual Meeting will be available through the Company’s website, www.lifepointhospitals.com, and will be available for replay for 30 days after the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting. Whether or not you expect to attend in person, the Company would greatly appreciate your efforts to return the proxy card in the enclosed postage-paid envelope as soon as possible. If you decide to attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

     We look forward to seeing you at the Annual Meeting.

Sincerely yours,

/s/ Kenneth C. Donahey

KENNETH C. DONAHEY
Chairman of the Board, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT.
PLEASE COMPLETE, SIGN AND DATE THE
ENCLOSED PROXY CARD AND RETURN IT PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Thursday, June 30, 2005
____________________

To the Stockholders of LifePoint Hospitals, Inc.:	May 27, 2005

     Notice is hereby given that the 2005 Annual Meeting of Stockholders of LifePoint Hospitals, Inc. (the “Company”) will be held on Thursday, June 30, 2005 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219 (the “Annual Meeting”) for the following purposes:

(1)	To elect three nominees as Class III directors of the Company;

(2)	To approve the amendment and restatement of the Company’s 1998 Long-Term Incentive Plan;

(3)	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005; and

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on May 16, 2005 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

     The enclosed Proxy Statement contains more information regarding matters to be voted on at the Annual Meeting. Please read the Proxy Statement carefully.

By Order of the Board of Directors,

/s/ William F. Carpenter III

WILLIAM F. CARPENTER III Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY SHOULD YOU WISH TO VOTE IN PERSON.

i

LIFEPOINT HOSPITALS, INC.
103 Powell Court, Suite 200
Brentwood, Tennessee 37027
____________________

PROXY STATEMENT
____________________

Annual Meeting of Stockholders

to be held on June 30, 2005
____________________
INTRODUCTION

     This Proxy Statement is furnished to the holders of common stock (“Common Stock”) of LifePoint Hospitals, Inc. (the “Company”) in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the 2005 Annual Meeting of Stockholders of the Company to be held on Thursday, June 30, 2005 at 3:00 p.m. local time at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, and at any adjournments or postponements thereof (the “Annual Meeting”).

The Province Transaction

     On April 15, 2005, the Company announced the completion of the merger of Lakers Acquisition Corp. with and into Historic LifePoint Hospitals, Inc., formerly known as LifePoint Hospitals, Inc. (“Historic LifePoint”), with Historic LifePoint continuing as the surviving corporation, and the merger of Pacers Acquisition Corp. with and into Province Healthcare Company (“Province”), with Province continuing as the surviving corporation. As a result of the mergers, each of Historic LifePoint and Province is now a wholly owned subsidiary of the Company. In connection with the transaction, each share of Province common stock outstanding as of the effective date of the transaction (other than any shares with respect to which appraisal rights had been perfected) was converted into the right to receive $11.375 in cash and 0.2917 of a share of the Company’s Common Stock. In the aggregate, the Company issued approximately 15.0 million shares of its common stock to Province stockholders and paid Province stockholders approximately $586.3 million in cash. Each Historic LifePoint stockholder was deemed to receive one share of the Company’s Common Stock for each share of Historic LifePoint common stock held as of the effective date of the transaction.

     Because the Province transaction occurred after December 31, 2004, the compensation and related information reported in this Proxy Statement principally relates to Historic LifePoint. References herein to the Company shall include Historic LifePoint prior to the Province transaction and references to the Company’s certificate of incorporation, bylaws, Board of Directors and committees, policies, charters and similar documents shall include those of Historic LifePoint prior to the Province transaction. In connection with the transaction, the Company adopted a restated certificate of incorporation, restated bylaws, policies, charters and similar documents of the Board of Directors and Board committees identical in all material respects to those of Historic LifePoint.

Record Date and Voting by Proxy

     Only the holders of Common Stock of record at the close of business on May 16, 2005 will be entitled to vote at the Annual Meeting. On such date, 55,877,313 shares of Common Stock were outstanding and entitled to vote. Each stockholder is entitled to one vote per share held of record on the record date. This Proxy Statement and the accompanying proxy are first being mailed on or about May 27, 2005.

     All shares of Common Stock represented at the Annual Meeting by properly completed proxies received prior to or at the Annual Meeting and not properly revoked will be voted at the Annual Meeting in accordance with the instructions indicated thereon. If no specification is made, the proxies will be voted in the following manner:

(1)	FOR the election of the nominees as Class III directors of the Company;

(2)	FOR the approval of the amendment and restatement of the Company’s 1998 Long-Term Incentive Plan; and

(3)	FOR ratification of the selection of Ernst & Young LLP as independent registered public accounting firm of the Company.

     Any stockholder voting by proxy may revoke the proxy at any time before it is exercised by doing any one of the following: (1) delivering a written notice of the revocation to the Secretary of the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027 prior to the Annual Meeting; (2) submitting a valid proxy with a later date; or (3) attending the Annual Meeting and voting in person by written ballot.

Quorum and Voting Requirements

     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting, by the officer of the Company presiding over the Annual Meeting, or by the Board of Directors.

     Directors shall be elected by a plurality of votes of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting but will not have the effect of voting in opposition to a director.

     All matters other than the election of directors shall be determined based upon the vote specified in the description of the respective proposal. Abstentions will have the effect of a vote against such proposals. If a broker does not receive voting instructions from the beneficial owner of shares on a particular matter and indicates on the proxy that it does not have discretionary authority to vote on that matter, those shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval.

Expenses and Solicitation

     The Company will pay all expenses of the Annual Meeting, including the cost of soliciting proxies. The Company may reimburse persons holding shares in their names for others, or holding shares for others who have the right to give voting instructions, such as brokers, banks, fiduciaries and nominees, for such persons’ reasonable expenses in forwarding the proxy materials to their principals.

Annual Report to Stockholders

     A copy of the Company’s 2004 Annual Report to Stockholders is enclosed. Upon the written request of any stockholder entitled to vote at the Annual Meeting, the Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the United States Securities and Exchange Commission (the “SEC”), as amended. Requests should be directed to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Investor Relations, (615) 372-8500. The Company’s 2004 Annual Report to Stockholders and Form 10-K for the year ended December 31, 2004 are also available through the Company’s website at www.lifepointhospitals.com. The Company’s Annual Report to Stockholders and Form 10-K are not proxy soliciting materials.

Code of Conduct, Code of Ethics and Corporate Governance

     The Company’s Code of Conduct provides guidance to all employees and assists in carrying out the Company’s daily activities with appropriate ethical and legal standards. The Code of Conduct governs all of the Company’s employees, including the Company’s Chief Executive Officer and senior financial officers. The Company has taken a number of additional steps to promote and protect the interests of stockholders. In light of the requirement contained in the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) that each public company disclose whether it has adopted a code of ethics for senior financial officers, the Company’s Board of Directors adopted the Code of Ethics for Senior Financial Officers and the Chief Executive Officer (the “Code of Ethics”). The Company’s Code of Ethics specifically addresses the unique role of these officers in corporate governance. The Code of Ethics incorporates principles to which these officers are expected to adhere and which they are expected to advocate. Many of the topics covered in the Code of Ethics are also addressed in the Company’s Code of Conduct, and each of the officers subject to the Code of Ethics is subject to, and has agreed to abide by, the Code of Conduct.

     The Company takes its corporate governance responsibilities very seriously and has adopted Corporate Governance Standards for the Company and appointed a Corporate Governance Officer. The Company has published the Corporate Governance Standards in the corporate governance section of the Company’s website at www.lifepointhospitals.com. In addition, the Company has published its Code of Conduct, Code of Ethics and Board committee charters on its website. As discussed in this Proxy Statement, the Company’s Corporate Governance and Nominating Committee regularly reviews corporate governance developments and adopts appropriate practices as warranted.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Company’s restated certificate of incorporation provides that the Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of the directors are elected each year. The Corporate Governance and Nominating Committee conducted an annual evaluation of the Board, its committees and the directors in order to evaluate their performance prior to recommending any nominees to the Board for additional terms as directors. In addition, the Corporate Governance and Nominating Committee evaluated the benefit of nominating Michael P. Haley, a former director of Province, who has served on the Board since completion of the Province transaction on April 15, 2005. Upon the recommendation of the Corporate Governance and Nominating Committee, which consists entirely of independent directors, the Board of Directors has nominated the three individuals named below under the caption “Nominees for Election” for election as directors to serve until the Annual Meeting of Stockholders in 2008 or until their successors have been elected and qualified.

Required Vote

     Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. The Company’s restated certificate of incorporation does not provide for cumulative voting and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by the Board of Directors listed below. Should any nominee become unavailable for election, an event not now anticipated, shares covered by a proxy will be voted for a substitute nominee recommended by the Corporate Governance and Nominating Committee and selected by the current Board of Directors.

NOMINEES FOR ELECTION

CLASS III DIRECTORS – TERM WILL EXPIRE IN 2008

Kenneth C. Donahey
Age — 54
Director since June 2001

     Kenneth C. Donahey has been the Chairman, Chief Executive Officer and President of the Company since his appointment to those positions in June 2001. Mr. Donahey served as Chief Financial Officer of the Company from its formation on May 11, 1999 until his appointment as Chairman, Chief Executive Officer and President. From November 5, 1998 until May 11, 1999, Mr. Donahey served as Senior Vice President and Chief Financial Officer of the America Group of HCA Inc. (“HCA”), a health services company. Prior to that time, Mr. Donahey served in various financial positions, including Senior Vice President and Controller, with HCA and its predecessor. Mr. Donahey serves as a Board member and the current Chairman of the Federation of American Hospitals and as a Board member of the Nashville Healthcare Council.

Richard H. Evans
Age — 60
Director since June 2000

     Richard H. Evans currently serves as the Chair of the Company’s Compensation Committee. Mr. Evans has been the Chief Executive Officer of Evans Holdings, a real estate investment and real estate services company, since April 1998. From November 1996 to April 1998, Mr. Evans served as President and Chief Executive Officer of Huizenga Sports and Entertainment Group, and concurrently as President, Chief Operating Officer and director of Florida Panthers Holdings (now Boca Resorts, Inc.), each a sports and entertainment ownership and management company. Prior to that time, Mr. Evans served as Chief Operating Officer of Gaylord Entertainment Company, Chief Executive Officer of Madison Square Garden Corporation and Chief Executive Officer of Radio City Music Hall Productions. Mr. Evans previously served as a member of the Board of Governors of the National Basketball Association, the National Hockey League, Major League Baseball and the National Football League.

Michael P. Haley
Age — 54
Director since April 2005

     Mr. Haley has been a director of the Company since April 2005. Mr. Haley was a director of Province from February 2004 until the closing of the transaction between Province and the Company in April 2005. Since January 1, 2005, Mr. Haley has served as Chairman of MW Manufacturers, Inc., a manufacturer of windows and doors, and Vice President, Sales and Marketing of Ply Gem Industries, Inc, the parent of MW Manufacturers, Inc. From 2001 to January 1, 2005, Mr. Haley served as President and Chief Executive Officer of MW Manufacturers, Inc. From 1994 to 2001 and from 1980 to 1988, Mr. Haley served in various capacities with American of Martinsville, a furniture manufacturer and subsidiary of La-Z-Boy Incorporated, most recently as the Division President. From 1988 to 1994, Mr. Haley served as President of Loewenstein Furniture Group. Mr. Haley is a member of the Boards of Directors of American National Bankshares, Inc., Ply Gem Industries, Inc., Stanley Furniture Company and Aero Products International, Inc., a marketer of air-filled products.

     Pursuant to the terms of the merger agreement with Province, the Company agreed to appoint one member of the Province board of directors, as mutually agreed to by the parties to the merger agreement, to the Company’s Board of Directors. After interviewing Mr. Haley and reviewing his qualifications, experience and background, along with those of a number of other potential candidates, and after affirmatively determining his independence, the Corporate Governance and Nominating Committee unanimously recommended to the Board the nomination of Mr. Haley for election to the Board of Directors following completion of the Province transaction. Based on such recommendation, the Board increased the size of the Board to eight directors and elected Mr. Haley as a director to serve until the Annual Meeting.

CONTINUING DIRECTORS

     The persons named below will continue to serve as directors until the Annual Meeting of Stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting at this Annual Meeting on the election of Class I and Class II directors. The following biographies include the name, age and principal occupations of each continuing director and the year in which each was first elected to the Board of Directors.

CLASS I DIRECTORS – TERM WILL EXPIRE IN 2006

Ricki Tigert Helfer
Age — 60
Director since May 1999

     Ricki Tigert Helfer currently serves as Chair of the Company’s Corporate Governance and Nominating Committee. In March 2004, Ms. Helfer became a member of the Board of Directors of American Express Bank, a wholly owned subsidiary of the American Express Company. Since June 1997, Ms. Helfer has been an independent consultant on financial regulatory issues and banking system reform with Financial Regulation and Reform International. Ms. Helfer was a non-resident Senior Fellow in the Economic Studies Program of the Brookings Institution from February 1998 to July 1999. From 1997 through 1999, Ms. Helfer served as a Governor of the Philadelphia Stock Exchange and was Chair of its Audit Committee and a member of its Executive Committee from 1998 through 1999. She was the Chairman of the Board of Directors and Chief Executive Officer of the Federal Deposit Insurance Corporation from October 1994 to June 1997. She was a partner in the law firm of Gibson, Dunn & Crutcher from 1992 to 1994 and prior to that time served from 1985 to 1992 as the Chief International Lawyer for the Board of Governors of the Federal Reserve System in Washington, D.C. Ms. Helfer served as a member of the Board of Directors of the Girl Scouts of the USA from 1995 to 2000 and currently serves on the Board of Directors of the Women’s Housing and Economic Development Corporation, a nonprofit entity that services women, children and families in the South Bronx, New York area. She previously served as a member of the Board of Directors of the Columbus (Ohio) Symphony Orchestra and of Ballet Met Columbus.

John E. Maupin, Jr., D.D.S.
Age — 58
Director since May 1999

     John E. Maupin, Jr., D.D.S. has been the President of Meharry Medical College since July 1994 and served as the Executive Vice President of Morehouse School of Medicine prior thereto. Dr. Maupin is a director of HealthSouth Corporation, a provider of healthcare services, Pinnacle Financial Partners, Inc., a bank holding company, and VALIC Company I and VALIC Company II, each of which is registered under the Investment Company Act of 1940, as amended, and consists of various mutual funds.

Owen G. Shell, Jr.
Age — 68
Director since December 2002

     Owen G. Shell, Jr. has over 40 years of executive management experience in the banking industry. Most recently he served as President of the Asset Management Group of Bank of America, N.A. from 1995 until his retirement in 2001. From 1986 through 1995, Mr. Shell served as the President of Bank of America for the Tennessee region. Prior to that, Mr. Shell held several positions, including Chairman, President and Chief Executive Officer of First American National Bank in Nashville, Tennessee. Mr. Shell is a director of Central Parking Corporation, a company that owns, leases and manages parking facilities.

CLASS II DIRECTORS – TERM WILL EXPIRE IN 2007

DeWitt Ezell, Jr.
Age — 66
Director since May 1999

     DeWitt Ezell, Jr. served as State President of Tennessee, BellSouth Corporation, a communications services company, from January 1990 until his retirement on April 30, 1999. Prior to that time, Mr. Ezell served in various engineering, regulatory and public relations positions during his 37-year tenure with BellSouth. Mr. Ezell is the chairman of the board of directors of BlueCross/BlueShield of Tennessee, a health insurance company.

William V. Lapham
Age — 66
Director since May 1999

     William V. Lapham currently serves as Chair of the Company’s Audit and Compliance Committee. From 1962 until his retirement in 1998, Mr. Lapham was associated with Ernst & Young LLP and its predecessors, serving as a partner for the last 26 years of his tenure, and as a member of Ernst & Young’s International Council for eight years ending in December 1997. He served as acting Chief Financial Officer of Upton’s Department Stores, a division of American Retail Group, Inc., from January 1999 to June 1999. Mr. Lapham is a director of Renal Care Group, Inc., a kidney dialysis services company, and Avado Brands, Inc., a proprietary brand management company.

INFORMATION REGARDING THE BOARD OF DIRECTORS

Director Independence

     Historically, the Board of Directors has been comprised entirely of outside, independent directors, except for the Company’s Chairman and Chief Executive Officer. According to the Company’s Corporate Governance Standards, the Board of Directors shall be composed of a substantial majority of independent directors. No director will be deemed independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company, whether directly or indirectly, and meets the independence requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”) and applicable law. Currently, only one director, Mr. Donahey, is a part of management and not independent. The Company requires that all members of the Audit and Compliance

Committee, the Compensation Committee and the Corporate Governance and Nominating Committee be independent directors.

Attendance at Meetings

     The Board of Directors held 12 meetings during 2004, including regular, special and strategic planning meetings. Directors are expected to attend meetings of the Board of Directors, the annual meeting of stockholders and all meetings of the committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2004, all directors attended the annual meeting of stockholders and each director attended at least 75% of the aggregate number of meetings of the Board of Directors and all committees thereof on which the director served.

Non-Management Executive Sessions

     Periodically, the Board of Directors meets in executive sessions in which Kenneth C. Donahey, the sole management director, and other members of management do not participate.

Committees of the Board of Directors

     The Board of Directors has three standing committees: an Audit and Compliance Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. All of the members of each committee of the Board of Directors are independent directors (as independence is defined in Rule 4200(a)(15) of the Nasdaq Marketplace Rules). Although not required by law or the Nasdaq Marketplace Rules, the Board of Directors believes that an effort should be made to change committee chairmanships from time to time, as needed. The Board has maintained a strong preference that all independent directors serve on all Board committees. The following table shows the current membership of each committee:

Corporate Governance and
Director	Audit and Compliance	Compensation	Nominating
Kenneth C. Donahey	N/A	N/A	N/A
Richard H. Evans	X	Chair	X
DeWitt Ezell, Jr.	X	X	X
Michael P. Haley	X	X	X
Ricki Tigert Helfer	X	X	Chair
William V. Lapham	Chair	X	X
John E. Maupin, Jr., D.D.S.	X	X	X
Owen G. Shell, Jr.	X	X	X

Audit and Compliance Committee

     Pursuant to its Charter, the Audit and Compliance Committee selects the Company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit and Compliance Committee has adopted a procedure to pre-approve all services performed by the independent registered public accounting firm. For more information on this procedure, please refer to the section entitled “Ratification of Selection of Independent Registered Public Accounting Firm” in this Proxy Statement. The Audit and Compliance Committee monitors the Company’s systems of internal controls regarding finance, accounting, legal and corporate compliance, monitors compliance with the Company’s Code of Conduct and Code of Ethics, monitors adherence to the Company’s regulatory compliance program, reviews and approves the Company’s internal audit activities, reviews the Company’s accounting procedures and controls and reviews the Company’s annual consolidated financial statements. During 2004, the Audit and Compliance Committee held ten meetings, including quarterly meetings held to review the Company’s quarterly financial results and its quarterly earnings releases, in each case prior to public release. The Board has determined that William V. Lapham, Chair of the Audit and Compliance Committee, is an “audit committee financial expert,” as defined by rules adopted by the SEC. The report of the Audit and Compliance Committee begins on page 25.

Compensation Committee

     The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the Chief Executive Officer, reviewing compensation plans relating to officers, approving grants of options, restricted stock and other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy. During 2004, the Compensation Committee held six meetings. The report of the Compensation Committee begins on page 28.

Corporate Governance and Nominating Committee

     The Corporate Governance and Nominating Committee reviews the qualifications of prospective Board members and recommends nominations to the Board of Directors for election of directors at each annual meeting of stockholders; conducts an annual evaluation of the Board, its committees, its directors and the Chief Executive Officer; and reviews at least annually the Corporate Governance Standards. The Corporate Governance and Nominating Committee will consider all nominees recommended by stockholders who comply with the procedures set forth under “General Information-Stockholder Nominations and Proposals” in this Proxy Statement. During 2004, there were no material changes to the procedures by which a stockholder may recommend nominees to the Board of Directors. During 2004, the Corporate Governance and Nominating Committee held five meetings.

     In evaluating and determining whether to nominate a candidate who is recommended for a position on the Board of Directors, the Corporate Governance and Nominating Committee will consider the criteria outlined in the Company’s Corporate Governance Standards, which include the highest professional ethics, integrity and values, and a commitment to representing the long-term interests of the stockholders of the Company. Nominees must also have an inquisitive and objective perspective, practical wisdom and mature judgment. Further, nominees should know how to read and understand fundamental financial statements and understand the use of financial metrics and information in evaluating the financial performance of the Company. A nominee who also serves as a senior officer of a company or in equivalent positions should not serve on more than three boards of public companies in addition to the Company and other nominees should not serve on more than four other boards of public companies in addition to the Company.

     The Company regularly assesses the size of the Board of Directors, whether any vacancies are expected because of retirement or otherwise, and the need for particular expertise on the Board of Directors. Candidates may come to the attention of the Corporate Governance and Nominating Committee from current Board members, stockholders, professional search firms (upon request), management or others. The Corporate Governance and Nominating Committee will review all candidates in the same manner regardless of the source of the recommendation. This assessment will include a review of the nominee’s judgment, experience, independence, understanding of the Company’s business or related industries, and such other factors as the Corporate Governance and Nominating Committee concludes are pertinent in light of the current needs of the Board of Directors. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board of Directors for an extended period of time. The Board of Directors believes that its membership should reflect a diversity of experience, gender, race, ethnicity and age. The Corporate Governance and Nominating Committee will select qualified nominees and propose its recommendations to the Board of Directors. The report of the Corporate Governance and Nominating Committee begins on page 32.

Compensation of Directors

     The Company’s Chairman of the Board of Directors, Mr. Donahey, receives no additional compensation, beyond that which he receives as an officer of the Company, for serving on the Company’s Board of Directors. Mr. Donahey does not serve on any committee of the Board of Directors. In June 2004, the Board of Directors approved an annual retainer of $30,000 for outside directors who are neither officers nor employees of the Company. In addition, the outside directors receive $1,500 for each Board meeting attended. Committee members receive a fee of $1,000 for attendance at each committee meeting that is not held on the same day as a meeting of the Board of Directors; provided, that the maximum amount payable to a committee member for attending committee meetings on any single day is $1,000 without regard to the number of committee meetings held on that day. The chair of each committee receives an annual retainer in recognition of the additional duties involved in serving as the chair, with the chair of the Audit and Compliance Committee receiving $5,000, the chair of the Compensation Committee receiving $4,000 and the chair of the Corporate Governance and Nominating Committee receiving $4,000. Directors are also reimbursed for expenses incurred relating to attendance at meetings.

     Under the LifePoint Hospitals, Inc. Outside Directors Stock and Incentive Compensation Plan (the “Outside Directors Plan”), each non-employee director may elect to receive deferred stock units in lieu of all or any portion of such director’s annual retainer, the payout of which, at the election of the director, may be deferred for two years or until such director ceases to be a member of the Board of Directors. The payment of deferred stock units will be made through the issuance of a stock certificate for a number of shares of Common Stock equal to the number of deferred stock units.

     Pursuant to the Outside Directors Plan, each non-employee director has historically received an annual grant of options to acquire a number of shares determined by the Board of Directors, exercisable at the fair market value of Common Stock on the date of grant, which date is selected by the Board of Directors. The annual options become exercisable as to one-third of the shares covered by the option on the date of grant and each of the two next succeeding anniversaries of the date of grant and expire on the tenth anniversary of the date of grant. Upon the occurrence of a change in control of the Company, each outstanding option shall become fully and immediately exercisable. All outstanding options became fully vested upon the closing of the Province transaction. The plan also provides for the issuance of restricted stock. In June 2004, each non-director received 3,500 shares of restricted stock in lieu of an annual grant of options. The shares of restricted stock were issued subject to forfeiture in their entirety unless the non-employee director continues to serve as a director of the Company on the third anniversary of the date of grant. All shares of restricted stock became fully vested upon the closing of the Province transaction.

The Board of Directors recommends that the stockholders
vote FOR the election of the proposed
Class III nominees to the Board of Directors.

PROPOSAL 2: AMENDMENT AND RESTATEMENT OF THE COMPANY’S
1998 LONG-TERM INCENTIVE PLAN

     On April 25, 2005, the Board of Directors adopted, subject to approval of the Company’s stockholders, an amendment to the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the “Incentive Plan”) in the form of a restatement of the Incentive Plan. If approved, the amendment will (i) increase the number of shares of Common Stock available for issuance from 11,625,000 to 13,625,000 shares, (ii) increase the limit on awards of restricted stock, performance shares and other “full value” awards from 1,125,000 to 2,125,000 shares, (iii) modify the performance based compensation components of the Incentive Plan to be consistent with similar provisions under the LifePoint Hospitals, Inc. Executive Performance Incentive Plan (the “EPIP”), (iv) eliminate the provisions for phantom stock awards and provide for awards of restricted stock units, (v) eliminate the expiration date of the Incentive Plan so that it will continue until terminated by the Board, and (vi) impose new conditions to full vesting of awards in connection with the change in the control of the Company. The following summary of the Incentive Plan and the amendment are qualified in their entirety by the text of the amended and restated Incentive Plan, which is attached as Appendix A.

Required Vote

     The amended and restated Incentive Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock (including abstentions) voting in person or by proxy at the Annual Meeting.

Explanation of Changes

     The Board believes that the proposed modifications to the Incentive Plan are necessary to help achieve balance in the Company’s performance incentives. In the past, the incentive compensation strategy under the Incentive Plan has relied heavily on options and, to a lesser extent, restricted stock so that performance was achieved solely by gains in the Company’s market value. While this continues to be an important objective of incentive compensation, some portion of incentive compensation should be geared towards the achievement of business and other performance goals. Furthermore, changes in accounting for equity-based compensation are anticipated to take effect on January 1, 2006. These changes will allow the Company to provide a broader range of equity incentives that are, for example, conditioned on performance and result in less dilution to stockholders. The proposed modifications to the types of awards that are permitted and the increase in the allowable full value awards are intended to take advantage of these accounting changes. The expansion in the overall number of authorized shares under the Incentive Plan is required to accommodate the need for additional shares in connection with the growth of the Company through the acquisition of Province that was completed on April 15, 2005.

     The amendment to the Incentive Plan also modifies certain provisions in the Incentive Plan that are intended to qualify awards to Named Executive Officers as “performance based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The EPIP, which was adopted by the Company and approved at the 2004 annual meeting of stockholders, provides for certain performance awards that also qualify under Section 162(m) of the Code. The amendment to the Incentive Plan is needed so that the business criteria for setting conditions in performance awards and administrative provisions are consistent with the EPIP. Certain other administrative modifications are included in the amendment so that the Incentive Plan will comply with the compensation deferral requirements of Section 409A of the Code that are expected to become effective in 2005.

     The Board believes that the Incentive Plan’s provisions for full vesting of awards upon the change in control of the Company should be subject to a “double trigger.” In other words, full vesting should be limited to those corporate transactions in which (a) the acquiring entity does not issue replacement awards or (b) participants lose their employment within 18 months of the change in control because they are terminated without cause or they terminate their employment voluntarily because they are not allowed to continue in a substantially equivalent position with the acquiring company. This amendment is intended to balance the dilutive effect of the Incentive Plan on the Company’s stockholders upon a change in control with protection for participants whose awards may be terminated upon such a transaction.

     Prior to the proposed amendment, the terms of the Incentive Plan provided for its expiration on November 5, 2008. With the proposed modifications, however, the Board believes the Incentive Plan will be well-suited to the Company’s long-term incentive compensation objectives. Moreover, the Board anticipates that there will be new proposals for stockholder consideration from time to time as needed to replenish the pool of shares available for future awards and to maintain the compliance of the Incentive Plan under Section 162(m) of the Code. In consideration of such protections for stockholder interests, the Board believes the Incentive Plan should continue indefinitely or until such time the Board determines that termination is appropriate.

General Description of Incentive Plan

     Summary. The Incentive Plan has previously been approved by the Company’s stockholders and is administered by the Compensation Committee of the Board of Directors. To date, 11,625,000 shares of Common Stock have been reserved for issuance under the Incentive Plan. As of April 30, 2005, options to purchase 4,183,419 shares of Common Stock were outstanding under the Incentive Plan with a weighted-average exercise price of $30.24 and a weighted-average remaining term of 7.3 years. Also as of April 30, 2005, 841,568 shares of unvested restricted stock were outstanding under the Incentive Plan. A total of 2,132,148 shares remained available for grant, of which 118,432 could be granted as restricted shares, performance shares or other full-value awards. The closing price of a share of Common Stock on the Nasdaq National Market on May 16, 2005 was $43.28.

     Purpose. The purpose of the Incentive Plan is to advance the interests of the Company by encouraging and enabling acquisition of an equity interest in the Company by the largest number of employees reasonably practicable. Accordingly, the Company does not limit the grant of stock incentives to senior executives, but rather provides stock incentives to a broad base of employees including corporate office personnel and hospital leaders. The Incentive Plan is intended to aid the Company in attracting and retaining exceptional employees and to stimulate the efforts of these employees.

     Types of Awards. Under the Incentive Plan as currently in effect, the Compensation Committee may grant a variety of equity-based awards, including dividend equivalents, options to purchase Common Stock, performance shares, performance units, phantom stock, restricted stock and stock appreciation rights (“SARs”) (collectively, “Awards”). Dividend equivalents are cash payments that may be granted in conjunction with Awards of phantom stock or performance shares to mirror any dividends that may be paid on Common Stock. Options entitle the holder to purchase Common Stock at a specified exercise price and after the performance of certain periods of service, and may be issued in the form of “incentive stock options,” as defined in Section 422 of the Code, or options that are not so qualified. Performance shares are awards of Common Stock transferred to the recipient upon the achievement of performance goals within a specified performance period. Performance units are long-term cash based awards that are conditioned on the achievement of specified performance goals and may be tied to performance of common stock. Phantom stock entitles the recipient to receive common stock upon the achievement of specified performance goals or upon the lapse of time. SARs are awards that entitle the recipient to receive a certain number of shares of common stock based on the appreciation of the value of Common Stock. The Compensation Committee has previously granted nonqualified options and restricted stock awards under the Incentive Plan.

     The Incentive Plan specifies certain objective business criteria that may be included in Awards that are made subject to performance conditions, other than the lapse of time. Awards that are so conditioned are intended to satisfy the requirements under Section 162(m) of the Code so that amounts paid qualify as “performance based compensation” and are fully deductible by the Company.

     There is a separate limit on the number of Awards of restricted stock, performance shares, phantom stock and dividend equivalents that may be granted. These so-called “full value” awards involve the grant of shares without a corresponding payment by the participant. In addition to the overall share limit under the Incentive Plan, no more than 1,125,000 shares in the aggregate may be subject to such full value awards.

     Terms and Restrictions. The number of shares of Common Stock subject to an Award, the identity of the grantee, the nature of the Award, the vesting schedule and the exercise price, if any, are determined by the Compensation Committee in its sole discretion and in accordance with the Incentive Plan. However, the exercise price of options granted under the Incentive Plan shall not be less than the fair market value of Common Stock on the date of grant and the maximum term shall not exceed ten years from the date of grant. In addition, incentive stock options granted under the Incentive Plan to any 10% stockholder are subject to additional limitations. Moreover, no Award may be repriced or replaced through cancellation without the approval of the Company’s stockholders. Awards to any person under the Incentive Plan cannot relate to more than 700,000 shares of Common Stock in any calendar year.

     Exercise. In general, payment for stock purchased on the exercise of options or other Awards granted under the Incentive Plan must be made in full at the time the Award is exercised. Certain cashless exercises and other arrangements are permitted if approved by the Compensation Committee. However, broker-assisted cashless exercises for executive officers have not been permitted since the enactment of Sarbanes-Oxley.

     Eligibility. All employees of the Company and its subsidiaries and, in the case of Awards other than incentive stock options, any consultant or independent contractor providing services to the Company or a subsidiary, are eligible to receive Awards under the Incentive Plan. Eligibility with respect to any individual within these classes is determined from time to time in the sole discretion of the Compensation Committee. As of May 16, 2005, approximately 18,000 employees were eligible to receive awards under the Incentive Plan.

     Adjustments. If any Award under the Incentive Plan is forfeited, cancelled or terminated for any reason without having been exercised in full, the shares of Common Stock not issued or transferred will be available for additional grants. The number of shares of Common Stock available under the Incentive Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization or other similar action.

     Incentive Plan Amendment. The Company’s Board of Directors may amend the Incentive Plan at any time. However, stockholder approval is required for any amendment that would change the classes of eligible persons, increase the number of shares of Common Stock reserved, allow the grant of options with an exercise price below fair market value, increase the limit on shares available for restricted stock, performance awards, phantom stock awards or dividend equivalent awards, or any modification to the Incentive Plan that would permit option repricing. Pursuant to the Nasdaq marketplace rules, stockholder approval is required for any “material amendment” to the Incentive Plan.

Description of Proposed Amendment

     The proposed amendment increases the overall number of shares of Common Stock available under the Incentive Plan from 11,625,000 to 13,625,000 shares. The amendment eliminates the provisions for phantom stock awards and replaces it with restricted stock units. Restricted stock units are awards that entitle the recipient to receive Common Stock upon the achievement of specified performance goals or upon the lapse of time. The amendment increases the sublimit on so-called “full value” awards of (i.e., restricted stock, performance shares, dividend equivalent awards) from 1,125,000 to 2,125,000 shares. The amendment also makes the business criteria for setting conditions in performance based awards (i.e., restricted stock, restricted stock units, performance awards) and the administration thereof consistent with similar provisions that have been approved in the EPIP. Certain administrative provisions are added to ensure that Awards and certain elections will comply with the requirements for deferral of compensation under Section 409A of the Code. The rights to full vesting of Awards that occur upon a change in control will be conditioned upon (a) the cancellation of the Awards in connection with the acquisition or (b) participants losing their employment within 18 months of the change in control because they are terminated without cause or because they terminate their employment voluntarily because they are not allowed to continue in a substantially equivalent position with the acquiring company. Finally, the amendment removes the date for automatic expiration of the Incentive Plan on November 5, 2008, and provides that the Incentive Plan will continue until terminated by the Board. However, the ability to issue incentive stock option awards will expire, in all cases, ten years after shares have been authorized under the Incentive Plan by stockholders.

New Plan Benefits

     The benefits that will be received under the amended and restated Incentive Plan in the future are not determinable at this time. The benefits that were received for the 2004 fiscal year by the Named Executive Officers, as hereinafter defined, pursuant to the Incentive Plan are summarized in the section entitled “Executive Compensation — Option Grants In Last Fiscal Year” in this Proxy Statement.

Federal Income Tax Consequences

     Tax consequences to the Company and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income and the Company is not entitled to take a deduction upon the grant of any Award under the Incentive Plan. An individual who exercises an incentive stock option (“ISO”) will not recognize income on its exercise if he or she does not sell the shares of common stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO. Any gain or loss on the sale of the common stock after these statutory holding periods will be subject to capital gains treatment. The exercise price of the ISO is the basis for purposes of determining capital gains. However, the exercise of an ISO is a preference item for purposes of the Alternative Minimum Tax. Under these rules, which may apply to certain participants from time to time, the liability for capital gain is accelerated to the time of exercise.

     An individual who disposes of the Common Stock before the statutory holding periods are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income on the difference between the exercise price of the ISO and the fair market value of the Common Stock at the time the ISO was exercised. The individual’s basis in the Common Stock after a disqualifying disposition is its fair market value at the time of exercise. The individual will also be subject to tax on capital gains, if any, upon the sale of the Common Stock on the amount realized in excess of the basis.

     Other awards generally result in ordinary income to the participant at the time of exercise or vesting. An individual who exercises of an option that is not qualified as an ISO, recognizes ordinary income on the difference between the fair market value of the Common Stock and the exercise price paid under the option. Ordinary income equal to the fair market value of Common Stock received is recognized on the exercise of an SAR, or the vesting of performance shares, restricted stock or restricted stock units. Cash payable under a dividend equivalent, performance unit or restricted stock award is taxed as ordinary income at the time of receipt. However, an individual can make an election under Section 83(b) of the Code to be taxed at the time that restricted stock or performance shares are granted. In all cases, the individual is also subject to capital gains treatment on the subsequent sale of the Common Stock acquired through an Award. For this purpose, the individual’s basis in the Common Stock is its fair market value at the time the nonqualified option or SAR is exercised, or the performance shares, restricted stock or restricted stock units become vested. If an election is made under Section 83(b), basis is determined at the time that Common Stock subject to the Award was transferred.

     The Company generally is allowed to deduct from its taxable income an amount that corresponds to the ordinary income an individual recognizes with respect to an award at the same time the income is recognized by the individual. The Company is not allowed a tax deduction with respect to an ISO unless the participant engages in a disqualifying disposition.

     The Federal income tax consequences described in this section are based on United States laws and regulations in effect on May 16, 2005, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

The Board of Directors recommends that stockholders vote FOR approval of the amendment and restatement of the LifePoint Hospitals, Inc.
1998 Long-Term Incentive Plan

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Company’s Audit and Compliance Committee has selected Ernst & Young LLP to be the Company’s independent registered public accounting firm for 2005. Ernst & Young LLP has audited the Company’s financial statements since 1999. It is anticipated that representatives of Ernst & Young LLP will attend the Annual Meeting and will have an opportunity to make a statement, if they determine to do so, and will be available to respond to questions at that time.

Required Vote

     The Company is seeking an affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting, if a quorum is present, in order to ratify the appointment of the independent registered public accounting firm. If the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit and Compliance Committee will reconsider the selection.

Fees

     The table below provides information concerning fees for which the Company was billed in the last two fiscal years for services rendered by Ernst & Young LLP:

Description of Fees	Amount of Fees
	2003	2004
Audit Fees	$556,700	$1,164,300
Audit-Related Fees	163,100	329,400
Tax Fees:
Compliance	91,000	20,900
Other Tax Advice and Consultation	139,700	105,600
All Other Fees:
Independent Review Organization Services	66,700	53,500
Miscellaneous Fees	63,500	—

Total	$1,080,700	$1,673,700

     Audit Fees – These fees were primarily for professional services rendered by Ernst & Young LLP in connection with the audit of the Company’s consolidated annual financial statements, audit of internal controls over financial reporting (Sarbanes-Oxley Section 404), reviews of the interim condensed consolidated financial statements included in the Company’s quarterly reports on Form 10-Q for the first three fiscal quarters of the fiscal years ended December 31, 2004 and 2003, and the audit of the LifePoint Hospitals, Inc. Retirement Plan (the “Retirement Plan”). The fees also include audits of subsidiaries, as well as comfort letters and consents related to securities offerings and SEC filings, including fees for SEC filings associated with the Province transaction.

     Audit-Related Fees – These fees were primarily for services rendered by Ernst & Young LLP for matters such as internal control audit planning, due diligence services, audits of certain employee benefit plans, agreed-upon procedures and consultation on accounting standards or transactions.

     Tax Fees – These fees were for services rendered by Ernst & Young LLP for assistance with tax compliance regarding tax filings and also for other tax planning and tax advice services.

     All Other Fees – Other fees paid to Ernst & Young LLP were primarily consulting fees relating to independent review organization billing and compliance services, fees relating to certain Medicaid rate review, license fees for certain Ernst & Young LLP software and other fees for specifically requested projects.

Pre-approval of Independent Registered Public Accounting Firm Services

     The Audit and Compliance Committee has implemented procedures to ensure advance approval of all audit, audit-related, tax and other services performed by the independent registered public accounting firm. These procedures require that the Audit and Compliance Committee approve all services prior to the commencement of work. Unless the specific service has been pre-approved with respect to that year, the Audit and Compliance Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit and Compliance Committee has delegated to Mr. Lapham, the Chair of the Audit and Compliance Committee, pre-approval authority with respect to audit or permitted non-audit services (in an amount not to exceed $20,000 in each instance) to be provided by Ernst & Young LLP, subject to ratification of such pre-approval by the Audit and Compliance Committee at its next scheduled meeting. The Audit and Compliance Committee approved in accordance with applicable law all of the audit, audit-related, tax and other services performed by Ernst & Young LLP during 2004.

     The Audit and Compliance Committee has reviewed the fees detailed above and considers the provision of the described services to be compatible with maintaining the independence of Ernst & Young LLP. None of these services are of a type that was prohibited under the independent registered public accounting firm independence standards of the SEC.

The Audit and Compliance Committee and the Board of Directors recommend that the stockholders vote FOR the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2005.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information as of May 16, 2005 (unless otherwise indicated) regarding beneficial ownership of Common Stock by (i) each director, nominee for director and executive officer of the Company who owns Common Stock, (ii) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company and (iii) all directors and executive officers as a group. Except as otherwise indicated, the beneficial owners listed below have sole voting and investment power with respect to all shares owned by them, except to the extent such power is shared by a spouse under applicable law.

	Shares
	Beneficially	Percent of
Name of Beneficial Owner	Owned	Class
HYMF Limited (1)	3,238,001	5.79%
U.S. Trust Corporation (2)	3,123,557	5.59
Kenneth C. Donahey (3)(4)(5)(6)	1,012,729	1.79
William F. Carpenter III (3)(4)(5)(6)	609,337	1.08
William M. Gracey (3)(4)(5)(6)(7)	392,699	*
Michael J. Culotta (3)(4)(5)(6)	386,794	*
Thomas M. Weiss (3)(4)(5)(6)	185,497	*
Michael A. Wiechart (3)(4)(5)(6)	106,509	*
Joné Law Koford (3)(4)(5)(6)	100,550	*
R. Scott Raplee (3)(4)(5)(6)	72,646	*
Gary D. Willis (3)(4)(5)(6)	42,602	*
DeWitt Ezell, Jr. (3)(8)	35,663	*
William V. Lapham (3)(9)	33,570	*
Ricki Tigert Helfer (3)(8)	32,979	*
John E. Maupin, Jr., D.D.S. (3)(8)	31,136	*
Thomas P. Pemberton II (5)(6)	31,039	*
Richard H. Evans (3)(8)	21,186	*
Owen G. Shell (3)(8)	19,896	*
Michael P. Haley (10)	7,583	*
All directors and executive officers as a group (17 persons) (3)(4)(5)(6)(7)(8)(9)(10)	3,122,415	5.37%

*	Less than one percent.

(1)	The ownership for HYMF Limited is based on information contained in the Schedule 13G filed with the SEC on February 14, 2005 with respect to the Company and the Schedule 13G filed with the SEC on February 14, 2005 with respect to Province. The shares have been adjusted to reflect the exchange ratio used in the Province transaction. HYMF Limited has sole voting power with respect to 3,036,226 shares, sole dispositive power with respect to 3,238,001 shares and neither shared voting power nor share dispositive power with respect to any shares. The address of HYMF Limited is Walker House, Mary Street, P. O. Box 908 GT, George Town, Grand Cayman (Cayman Islands).

(2)	The ownership for U.S. Trust Corporation and its affiliates on behalf of the Employee Stock Ownership Plan component of the Retirement Plan is based on information contained in the Schedule 13G filed on February 14, 2005 with the SEC. U.S. Trust Corporation has shared voting power with respect to 2,505,930 shares and shared dispositive power with respect to 2,524,330 shares. U.S. Trust Corporation has sole voting power with respect to 157,861 shares and sole dispositive power with respect to 599,227 shares. The address of U.S. Trust Corporation is 114 W. 47th Street, New York, New York 10036.

(3)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options held by that person that are currently exercisable, or will become exercisable within 60 days from May 16, 2005, are deemed outstanding. The total number of shares to which such persons have rights to acquire beneficial ownership within 60 days is as follows: Mr. Donahey, 704,756; Mr. Carpenter, 452,756; Mr. Gracey, 305,672; Mr. Culotta, 300,000; Ms. Koford, 70,000;

Mr. Weiss, 141,000; Mr. Wiechart, 80,000; Mr. Raplee, 40,427; Mr. Ezell, 24,640; Mr. Lapham, 24,640; Ms. Helfer, 24,640; Dr. Maupin, 24,640; Mr. Willis, 26,666; Mr. Evans, 16,606; and Mr. Shell, 11,000.

(4)	The ownership given for each individual includes shares indirectly owned through the Retirement Plan as follows: Mr. Donahey, 2,669; Mr. Carpenter, 1,033; Mr. Gracey, 2,125; Mr. Culotta 1,901; Ms. Koford, 550; Mr. Weiss, 1,124; Mr. Wiechart, 1,814; Mr. Raplee, 2,161; and Mr. Willis, 556. Share amounts are estimates based on unit accounting and based upon a May 16, 2005 value of $43.28 per share.

(5)	The ownership for each individual includes restricted stock awards granted under the Incentive Plan as follows: Mr. Donahey, 40,000; Mr. Carpenter, 18,000; Mr. Culotta, 18,000; Mr. Gracey, 18,000; Ms.Koford, 10,000; Mr. Pemberton, 10,000; Mr. Raplee, 10,000; Mr. Weiss, 10,000; Mr. Wiechart, 10,000; and Mr. Willis, 5,000. Generally, such shares will be forfeited in their entirety unless the reporting person continues to be an employee of the Company on April 22, 2008.

(6)	The ownership for each individual includes restricted stock awards granted under the Incentive Plan as follows: Mr. Donahey, 80,000; Mr. Carpenter, 36,000; Mr. Culotta, 36,000; Mr. Gracey, 36,000; Ms. Koford, 20,000; Mr. Pemberton, 20,000; Mr. Raplee, 20,000; Mr. Weiss, 20,000; Mr. Wiechart, 20,000; and Mr. Willis, 10,000. Generally, these shares become unrestricted in three equal installments on April 22, 2008, April 22, 2009, and April 22, 2010.

(7)	The ownership given includes options to purchase 111 shares held by Mr. Gracey’s wife, as to which he disclaims beneficial ownership.

(8)	The ownership given for each individual includes deferred stock units, granted under the Outside Directors Plan, payable in shares of Common Stock as follows: Mr. Ezell, 792; Ms. Helfer, 4,325; Dr. Maupin, 2,482; Mr. Evans, 1,080; and Mr. Shell, 396.

(9)	The ownership given includes 2,250 shares held by Mr. Lapham’s wife and 380 shares held by Mr. Lapham’s child, as to which he disclaims beneficial ownership.

(10)	The ownership given includes 7,000 shares of restricted stock granted under the Outside Directors Plan. Generally, these shares will be forfeited in their entirety unless the reporting person continues to serve as a director of the company on April 22, 2008.

EXECUTIVE COMPENSATION

Summary Compensation Table

     Decisions on compensation for the Company’s executives are made by the Compensation Committee of the Board of Directors. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the Chief Executive Officer, reviewing compensation plans relating to officers, approving equity-based compensation grants and reviewing other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy.

     The information under this heading sets forth for 2002, 2003 and 2004 the compensation paid to the Company’s Chief Executive Officer and to the four executive officers of the Company who were, based on such compensation, the other most highly compensated executive officers for the year ended December 31, 2004 (hereinafter, collectively referred to as the “Named Executive Officers”).

				Long-Term
				Compensation
				Restricted
				Stock	Securities
		Annual Compensation (1)		Award(s)	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	($)(2)	Options (#)	Compensation ($)
Kenneth C. Donahey (3)	2004	$670,192	$708,750	$1,308,000	75,000	$12,837
Chairman, Chief Executive	2003	640,385	346,125	—	150,000	9,051
Officer and President	2002	584,615	540,000	—	125,000	9,440

Michael J. Culotta (4)	2004	$412,500	$357,000	$981,000	50,000	$7,163
Chief Financial Officer	2003	356,154	127,800	—	50,000	5,201
	2002	337,115	204,000	—	50,000	5,533

William F. Carpenter III (5)	2004	$412,500	$357,000	$654,000	40,000	$5,315
Executive Vice President, General Counsel,	2003	356,154	127,800	—	50,000	4,076
Secretary and Corporate Governance Officer	2002	334,231	204,000	—	40,000	4,460

William M. Gracey (6)	2004	$410,577	$357,000	$981,000	50,000	$11,920
Chief Operating Officer	2003	346,154	144,375	—	50,000	7,400
	2002	322,308	202,125	—	40,000	7,385

Joné Law Koford (7)	2004	$342,115	$230,201	$490,500	25,000	$5,733
Division President	2003	327,115	117,150	—	50,000	5,095
	2002	306,346	159,075	—	60,000	5,425

(1)	Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus for any Named Executive Officer.

(2)	The amounts represent the market value (based on a per share price of $32.70, the closing market price of the Company’s Common Stock on the date of award) of restricted stock awarded. In 2004, the total number of shares of restricted stock awarded to each of the Named Executive Officers was as follows: Mr. Donahey, 40,000 shares; Mr. Culotta, 30,000 shares; Mr. Carpenter, 20,000 shares; Mr. Gracey, 30,000 shares; and Ms. Koford, 15,000 shares. When issued, the shares were subject to forfeiture in their entirety unless the officer continued to be employed by the Company on February 20, 2007. The shares became fully vested upon closing of the Province transaction. As of December 31, 2004, the value of the shares of restricted stock held by each of the Named Executive Officers (based on a per share price of $34.82, the closing market price of the Company’s Common Stock on December 31, 2004) was as follows: Mr. Donahey, $1,392,800; Mr. Culotta, $1,044,600; Mr. Carpenter, $696,400; Mr. Gracey, $1,044,600; and Ms. Koford, $522,300. Holders of shares of restricted stock have all rights of a stockholder, including the right to vote the shares and receive dividends and other distributions paid or made with respect thereto.

(3)	All other compensation for 2004 includes contributions made by the Company as follows: $2,255 for group life insurance in excess of $50,000; $3,060 for long-term disability insurance; $52 for opting out of the dental plan; and $7,470 under the Retirement Plan. All other compensation for 2003 includes contributions made by the Company as follows: $2,255 for group life insurance in excess of $50,000; $2,442 for long-term disability insurance; $52 for opting out of the dental plan; and $4,302 under the Retirement Plan. All other compensation for 2002 includes contributions made by the Company as follows: $2,205 for group life insurance in excess of $50,000; $2,240 for long-term disability insurance; $52 for opting out of the dental plan; and $4,943 under the Retirement Plan.

(4)	All other compensation for 2004 includes contributions made by the Company as follows: $1,004 for group life insurance in excess of $50,000; $2,160 for long-term disability insurance; and $3,999 under the Retirement Plan. All other compensation for 2003 includes contributions made by the Company as follows: $910 for group life insurance in excess of $50,000; $1,720 for long-term disability insurance; and $2,571 under the Retirement Plan. All other compensation for 2002 includes contributions made by the Company as follows: $876 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $3,097 under the Retirement Plan.

(5)	All other compensation for 2004 includes contributions made by the Company as follows: $1,835 for group life insurance in excess of $50,000; $2,160 for long-term disability insurance; and $1,320 under the Retirement Plan. All other compensation for 2003 includes contributions made by the Company as follows: $1,054 for group life insurance in excess of $50,000; $1,720 for long-term disability insurance; and $1,302 under the Retirement Plan. All other compensation for 2002 includes contributions made by the Company as follows: $957 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $1,943 under the Retirement Plan.

(6)	All other compensation for 2004 includes contributions made by the Company as follows: $1,446 for group life insurance in excess of $50,000; $3,060 for long-term disability insurance; and $7,414 under the Retirement Plan. All other compensation for 2003 includes contributions made by the Company as follows: $1,378 for group life insurance in excess of $50,000; $1,720 for long-term disability insurance; and $4,302 under the Retirement Plan. All other compensation for 2002 includes contributions made by the Company as follows: $882 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $4,943 under the Retirement Plan.

(7)	All other compensation for 2004 includes contributions made by the Company as follows: $2,253 for group life insurance in excess of $50,000; $2,160 for long-term disability insurance; and $1,320 under the Retirement Plan. All other compensation for 2003 includes contributions made by the Company as follows: $2,073 for group life insurance in excess of $50,000; $1,720 for long-term disability insurance; and $1,302 under the Retirement Plan. All other compensation for 2002 includes contributions made by the Company as follows: $1,922 for group life insurance in excess of $50,000; $1,560 for long-term disability insurance; and $1,943 under the Retirement Plan.

Option Grants In Last Fiscal Year

     The following table sets forth information concerning the stock options granted to the Named Executive Officers in 2004:

	Individual Grants
	Number of				Potential Realizable
	Securities	Percent of			Value at Assumed
	Underlying	Total Options			Annual Rates of Stock
	Options	Granted to	Exercise of		Price Appreciation for
	Granted	Employees in	Base Price	Expiration	Option Term (1)
Name	(#)(2)	Fiscal Year	($/Sh)	Date	5% ($)	10% ($)
Kenneth C. Donahey	75,000	8.28%	$33.17	2/20/2014	$1,564,533	$3,964,833
Michael J. Culotta	50,000	5.52	33.17	2/20/2014	1,043,022	2,643,222
William F. Carpenter III	40,000	4.41	33.17	2/20/2014	834,417	2,114,578
William M. Gracey	50,000	5.52	33.17	2/20/2014	1,043,022	2,643,222
Joné Law Koford	25,000	2.76	33.17	2/20/2014	521,511	1,321,611

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term and based upon assumed rates of appreciation in the market price of the Common Stock of 5% and 10% compounded annually from the date of grant to the expiration date. The actual value, if any, that will be realized by each Named Executive Officer upon the exercise of any option will depend upon the difference between the exercise price of the option and the market price of the Common Stock on the date that the option is exercised. There can be no assurance that amounts reflected in this table will be achieved.

(2)	Options were granted pursuant to the Incentive Plan and were exercisable in three installments on February 20, 2005, February 20, 2006 and February 20, 2007. The options became fully vested upon closing of the Province transaction.

Aggregated Option Exercises In Last Fiscal Year And Fiscal Year-End Option Values

     The following table provides certain information with respect to the Named Executive Officers concerning the exercise of options during 2004 and unexercised options held as of the end of 2004:

				Number of Securities
				Underlying Unexercised			Value of Unexercised
	Shares			Options at Fiscal			In-the-Money Options
	Acquired on		Value	Year End (#)			at Fiscal Year-End ($)(1)
Name	Exercise (#)		Realized ($)	Exercisable		Unexercisable(2)	Exercisable	Unexercisable(2)
Kenneth C. Donahey	200,000		$5,254,479	488,089		216,667	$5,794,867	$1,500,750
Michael J. Culotta	—		—	200,000		100,000	736,505	541,495
William F. Carpenter III	—		—	366,090		86,666	7,067,714	524,995
William M. Gracey	63	(3)	1,443	209,006	(4)	96,666	3,276,406	541,495
Joné Law Koford	—		—	146,667		78,333	290,905	500,246

(1)	The closing price for the Common Stock, as reported by the Nasdaq National Market, on December 31, 2004 was $34.82. Value of in-the-money options is calculated on the basis of the difference between the exercise price of each such option and $34.82, multiplied by the number of shares of Common Stock underlying each such option.

(2)	Upon completion of the Province transaction, all outstanding options became fully vested and immediately exercisable.

(3)	Mr. Gracey’s wife exercised options to purchase 63 shares of Common Stock, as to which Mr. Gracey disclaims beneficial ownership.

(4)	Includes options to purchase 111 shares of Common Stock owned by Mr. Gracey’s wife, as to which Mr. Gracey disclaims beneficial ownership.

Equity Compensation Plan Information

     The following table provides aggregate information as of December 31, 2004 with respect to shares of Common Stock that may be issued under the Company’s existing equity compensation plans, including the Incentive Plan, the Management Stock Purchase Plan, the Outside Directors Plan and the LifePoint Hospitals, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”).

Number of Securities
	Number of Securities				Available for Future
	to be Issued Upon		Weighted-Average		Issuance Under Equity
	Exercise of Outstanding		Exercise Price of		Compensation Plans
	Options, Warrants and		Outstanding Options,		(Excluding Securities
Plan Category	Rights		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)
Equity Compensation Plans Approved by Security Holders	4,369,891	(1)	$27.43	(2)	4,199,007	(3)

Equity Compensation Plans not Approved by Security Holders	None		None		None

Total	4,369,891		$27.43		4,199,007

(1)	Includes the following:

•	4,212,415 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Incentive Plan;

•	147,166 shares of Common Stock to be issued upon exercise of outstanding stock options granted under the Outside Directors Plan; and

•	10,310 shares of Common Stock to be issued upon the vesting of deferred stock units outstanding under the Outside Directors Plan.

(2)	Upon vesting, deferred stock units are settled for shares of Common Stock on a one-for-one basis. Accordingly, the deferred stock units have been excluded for purposes of computing the weighted-average exercise price.

(3)	Includes the following:

•	3,698,460 shares of Common Stock available for issuance under the Incentive Plan;

•	126,306 shares of Common Stock available for issuance under the Management Stock Purchase Plan;

•	212,842 shares of Common Stock available for issuance under the Outside Directors Plan; and

•	161,399 shares of Common Stock available for issuance under the Employee Stock Purchase Plan.

Employment Agreement, Termination Arrangements and Change in Control Severance Plan

Employment Agreement of Kenneth C. Donahey

     The Company entered into an employment agreement with Kenneth C. Donahey, the Company’s Chairman of the Board of Directors, Chief Executive Officer and President, effective as of June 25, 2001 and amended as of December 31, 2004 (the “Employment Agreement”). The Employment Agreement provides for a term of employment of three years with automatic one-year renewals beginning on the second anniversary of the effective date, absent notice of non-extension. Effective February 29, 2004, Mr. Donahey received an annual base salary of $675,000 pursuant to this agreement, which amount is subject to review at least annually, and he had an opportunity to earn a bonus of up to 112.5% of his base salary for 2004, and up to 150% of his base salary for 2005, based on annual targets. A bonus is paid to Mr. Donahey only if the Company achieves the performance goals set by the Compensation Committee under the LifePoint Hospitals, Inc. Executive Performance Incentive Plan.

     If Mr. Donahey’s employment is involuntarily terminated without “cause” or if he resigns with “good reason,” each as defined in the Employment Agreement, Mr. Donahey will receive his earned but unpaid base salary, any earned but unpaid bonus for the calendar year that ended prior to termination, his benefit rights, payments for certain other accrued amounts and the costs of continued insurance coverage, continued monthly payments of his base salary from the date of termination until the second anniversary of such termination, and 75% of his base salary for each calendar year in which such termination occurs and for two years thereafter. Mr. Donahey is also entitled to certain payments if his employment is terminated upon death or disability. Mr. Donahey is indemnified against excise taxes that may be imposed on change in control payments under Section 4999 of the Code.

Certain Termination Arrangements

     In July 1998, the Company established a severance policy for all of its full-time corporate employees, including the Named Executive Officers. The policy provides that if an employee is involuntarily terminated, except for cause or in certain other specified circumstances, the employee is entitled to receive severance payments of up to one year’s base compensation. The amount of the payments is based on the employee’s compensation at the time of termination and the number of completed years of continuous employment.

Change in Control Severance Plan

     Effective June 1, 2002, the Company adopted a change in control severance plan for certain corporate employees, including the Named Executive Officers. The plan provides benefits to eligible corporate employees of the Company who lose their employment within 18 months of a change in control because they are terminated without cause or they terminate their employment voluntarily because they are not allowed to continue in a substantially equivalent position with the acquiring company. These benefits include a severance payment of either 150% of annual compensation or 300% of annual compensation, based upon the participant’s position with the Company. In addition, each participant is indemnified against excise taxes that are imposed on change in control payments under Section 4999 of the Code. Benefits under this plan are offset by any other payments that the participant is entitled to receive under any other agreement, plan or arrangement upon a change in control of the Company. The consummation of the Province merger constituted a change in control under this plan; however, due to uncertainties associated with the integration of Historic LifePoint and Province personnel, it is not known whether or not any Historic LifePoint employees participating in the plan will become eligible to receive benefits under the plan.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board of Directors during 2004 consisted of Ms. Helfer, Dr. Maupin and Messrs. Evans, Ezell, Lapham and Shell. None of the members of the Compensation Committee have at any time been an officer or employee of the Company nor have any of the members had any relationship with the Company requiring disclosure by the Company.

Executive Officers of the Company

     The following list identifies the name, age and position(s) of the executive officers of the Company:

Name	Age	Position
Kenneth C. Donahey	54	Chairman, Chief Executive Officer and President
Michael J. Culotta	50	Chief Financial Officer
William F. Carpenter III	50	Executive Vice President, General Counsel, Secretary and Corporate Governance Officer
William M. Gracey	51	Chief Operating Officer
Joné Law Koford	48	Division President
Thomas M. Weiss	50	Division President
Michael A. Wiechart	40	Division President
Thomas P. Pemberton II	51	Division President
R. Scott Raplee	39	Senior Vice President, Operations Chief Financial Officer
Gary D. Willis	40	Vice President and Controller

     The term of each executive officer runs until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The following is a biographical summary of the experience of the executive officers of the Company who are not members of the Company’s Board of Directors:

     Michael J. Culotta has served as Chief Financial Officer of the Company since November 2001. Prior to joining the Company, Mr. Culotta served as a partner and healthcare area industry leader for the southeast area at Ernst & Young LLP. Mr. Culotta was affiliated with Ernst & Young LLP for over 24 years. Mr. Culotta is a director of Evolved Digital Systems, Inc., a provider of IT services to clients in the healthcare industry.

     William F. Carpenter III was named Executive Vice President of the Company in February 2004. Mr. Carpenter has been General Counsel and Secretary of the Company since May 11, 1999 and Corporate Governance Officer since February 2003. Mr. Carpenter also serves as the Company’s Chief Development Officer. From May 11, 1999 to February 2004, Mr. Carpenter served as Senior Vice President of the Company. From November 23, 1998 until May 11, 1999, Mr. Carpenter served as General Counsel of the America Group of HCA. Mr. Carpenter was a member of the law firm of Waller Lansden Dortch & Davis, PLLC, through December 31, 1998. Mr. Carpenter is a director of Psychiatric Solutions, Inc., a behavioral health services company.

     William M. Gracey has been Chief Operating Officer of the Company since February 2004. From May 11, 1999 until February 2004, Mr. Gracey was a Division President of the Company. From July 1998 until May 11, 1999, Mr. Gracey served as a Division President of the America Group of HCA. Mr. Gracey served as President of Operations Support for the Atlantic Group of HCA from January 1998 through June 1998, and, prior to that time, in various operations positions with HCA. Mr. Gracey is the current President of the Tennessee Hospital Association.

     Joné Law Koford has been a Division President of the Company since September 1, 2001. From May 1, 2001 until August 31, 2001, Ms. Koford served as Vice President of Development for the Company. Ms. Koford was Vice President in charge of contracting, professional services, marketing and sales at Altius Health Plans, a health maintenance organization, from October 1999 until January 2001. From October 1998 until August 2001, Ms. Koford was the Chairperson of Strategic Health Initiatives, a healthcare consulting company, and served as its Chief Executive Officer from October 1998 until October 1999. Ms. Koford also served as Interim Chief Executive Officer at Castleview Hospital from June 1998 until October 1999. Prior to that time, Ms. Koford was Regional Vice President of Arcon Healthcare, Inc., an operator of rural healthcare facilities.

     Thomas M. Weiss has been a Division President of the Company since September 2003. From August 2001 to August 2003, Mr. Weiss served as the Chief Executive Officer of the Company’s Lake Cumberland Regional Hospital in Somerset, Kentucky. For 10 years prior to that time, Mr. Weiss served as the Chief Executive Officer of Crestview Medical Center in Huntsville, Alabama.

     Michael A. Wiechart has been a Division President of the Company since March 1, 2004. From May 1999 until February 29, 2004, Mr. Wiechart served as a Division Chief Financial Officer of the Company. From 1998 to 1999, Mr. Wiechart served as Vice President/Operations Controller of Province. Prior to that time, Mr. Wiechart served in various financial positions with HCA.

     Thomas P. Pemberton II has served as Division President of the Company since April 15, 2005. Prior to that, Mr. Pemberton served as Regional Vice President of Province’s Eastern Division from March 2003 until April 2005. Prior to joining Province, Mr. Pemberton served as President of the Medical/Surgical Group at Ardent Health Services, a provider of inpatient and outpatient health services, from May 2001 to March 2003. From October 1999 to October 2001, Mr. Pemberton served as Vice President and Chief Operating Officer of NetCare Health Systems, Inc., an operator of acute-care community hospitals in non-urban markets. Mr. Pemberton also served as President and Chief Executive Officer of Tallahassee Community Hospital in Tallahassee, Florida from October 1997 to September 1999.

     R. Scott Raplee has been Senior Vice President, Operations Chief Financial Officer of the Company since March 1, 2004. From May 11, 1999 until February 29, 2004, Mr. Raplee served as a Division Chief Financial Officer of the Company. Prior to that time, Mr. Raplee served in various financial positions with HCA.

     Gary D. Willis has served as Vice President and Controller of the Company since December 30, 2002. From April 2002 to December 2002, Mr. Willis served as Chief Accounting Officer of Central Parking Corporation, a company that owns, leases and manages parking facilities. From 1995 to March 2002, Mr. Willis held various positions, including Chief Accounting Officer, with Gaylord Entertainment Company.

AUDIT AND COMPLIANCE COMMITTEE REPORT

     The Audit and Compliance Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. The Board has determined that William V. Lapham, Chair of the Audit and Compliance Committee, is an “audit committee financial expert,” as defined by rules adopted by the SEC. The Audit and Compliance Committee reviews and reassesses the adequacy of its Charter on an annual basis. On March 3, 2005, the Audit and Compliance Committee adopted, and the Board of Directors approved, amendments to the Audit and Compliance Committee Charter outlining the practices followed by the Audit and Compliance Committee. The amendments were primarily designed to implement and document requirements under Sarbanes-Oxley and the Nasdaq Marketplace Rules, as well as other corporate governance practices believed by the Audit and Compliance Committee to be beneficial to the Company. The Charter of the Audit and Compliance Committee is attached as Appendix B and is also available on the Company’s website, www.lifepointhospitals.com.

     In performing its functions, the Audit and Compliance Committee acts primarily in an oversight capacity. The Audit and Compliance Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for preparing financial statements and reports and implementing internal controls over financial reporting, and of the Company’s independent registered public accounting firm who perform timely reviews of the Company’s quarterly financial statements. In addition, the Audit and Compliance Committee relies on the Company’s independent registered public accounting firm who express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles, an opinion on management’s assessment of internal control over financial reporting and an opinion on the effectiveness of internal control over financial reporting.

     The Audit and Compliance Committee selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2004. This selection was subsequently approved by the Board of Directors and was ratified by the Company’s stockholders at the Annual Meeting held June 15, 2004.

     At each of its meetings during 2004, the Audit and Compliance Committee met with the senior members of the Company’s financial management team, the General Counsel and either the Senior Vice President, Audit and Compliance or the Director, Internal Audit, and representatives of the Company’s independent registered public accounting firm. The Audit and Compliance Committee had two private sessions with the Company’s Senior Vice President, Audit and Compliance, four private sessions with the Company’s Chief Financial Officer, one private session with the Company’s Chief Executive Officer, one private session with the Company’s Director, Internal Audit and four private meetings with representatives of the Company’s independent registered public accounting firm. At these private meetings, candid discussions regarding financial management, accounting and internal controls took place. In addition, the Audit and Compliance Committee took the following actions:

•	Reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2004, including a discussion of the quality (rather than just the acceptability) of the accounting principles and policies, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Regarding management’s accounting judgments, members of the Audit and Compliance Committee asked for management’s representations that the audited financial statements of the Company have been prepared in conformity with generally accepted accounting principles, and that the financial statements present fairly the Company’s financial position and results of operations, and have expressed to both management and auditors their general preference for conservative judgments.

•	Discussed with Ernst & Young LLP the matters required to be discussed under Statement on Auditing Standards No. 61, as modified or supplemented, and such other matters relating to the conduct of the audit, including their judgments as to the quality (rather than just the acceptability) of the Company’s accounting principles and policies.

•	Received the written disclosures and the letter from Ernst & Young LLP regarding the independence of Ernst & Young LLP as required by Independence Standards Board Standard No. 1, as modified or supplemented, and discussed with Ernst & Young LLP its independence from the Company and its management.

•	When evaluating the independence of Ernst & Young LLP, the Audit and Compliance Committee considered carefully, among other things, the former relationship between Ernst & Young LLP and each of Michael J. Culotta, the Company’s Chief Financial Officer, Kelvin M. Ault, the Company’s former Vice President, Tax and William V. Lapham, the Chairman of the Audit and Compliance Committee and a director of the Company. After significant and detailed discussion regarding these and other factors, including steps taken to preserve the ongoing independence of Ernst & Young LLP, and based upon the Audit and Compliance Committee’s understanding of the relevant facts and circumstances, the Audit and Compliance Committee concluded that Ernst & Young LLP is qualified to serve as the Company’s independent registered public accounting firm.

•	Considered the competence, quality of controls and the national reputation of Ernst & Young LLP in addition to the competence of the individual auditors performing the Company’s audit on behalf of Ernst & Young LLP.

•	Pre-approved specific audit, audit-related, tax and other services to be provided by Ernst & Young LLP.

•	Reviewed and approved annual internal audit and compliance plans.

•	Reviewed and discussed with management any auditor opinion including reports on management’s assessment of internal controls over the financial reporting processes.

•	Ensured that procedures are in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters.

•	Reviewed regularly all related party transactions for potential conflicts of interest and discussed with management, prior to the filing of the Company’s annual and quarterly reports with the SEC, any disclosure relating to directors’ and officers’ related party transactions and potential conflicts of interest.

•	Monitored the Company’s compliance with Sarbanes-Oxley during documentation, testing and implementation of internal controls.

•	Reviewed and discussed with management on a regular basis certain identified risk areas, including enterprise risk management.

     In reliance on these reviews and discussions, and the report of Ernst & Young LLP, the Audit and Compliance Committee recommended to the Board of Directors, and the Board of Directors determined, that the audited financial statements be included for filing with the SEC in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

     The Audit and Compliance Committee also oversees the Company’s internal compliance activities and is responsible for the review of matters related to the Company’s compliance program, Corporate Integrity Agreement, Code of Conduct, Code of Ethics and compliance with federal healthcare program requirements.

     In performing its compliance-related functions during 2004, the Audit and Compliance Committee, among other things, met privately with the Company’s Senior Vice President, Audit and Compliance and the Company’s Director, Internal Audit and reviewed and assessed the efforts of management to monitor the Company’s compliance with the Corporate Integrity Agreement and other requirements.

AUDIT AND COMPLIANCE COMMITTEE

William V. Lapham, Chair
Richard H. Evans
DeWitt Ezell, Jr.
Ricki Tigert Helfer
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Michael P. Haley (1)

Dated: May 20, 2005

(1)	Mr. Haley joined the Committee effective April 15, 2005 and did not serve on the Committee during the period to which this report relates.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. On March 3, 2005, the Compensation Committee adopted, and the Board of Directors approved, amendments to the Compensation Committee Charter, which outlines the practices followed by the Compensation Committee. The amendments were primarily designed to ensure that compensation decisions affecting executive officers of the Company are made solely by the independent directors. The Compensation Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Charter of the Compensation Committee is available on the Company’s website, www.lifepointhospitals.com.

     Decisions on compensation for the Company’s executives are made by the Compensation Committee. No member of the Compensation Committee is a current or former employee or officer of the Company or any of its affiliates. The Compensation Committee is responsible for approving compensation arrangements for executive management of the Company, including the Chief Executive Officer, reviewing compensation plans relating to officers, approving equity-based and performance grants, reviewing other benefits under the Company’s employee benefit plans and reviewing generally the Company’s employee compensation policy.

Compensation Philosophy and Strategy for Executive Officers

     This report is submitted by the Compensation Committee pursuant to the rules adopted by the SEC that require disclosure with respect to compensation policies applicable to the Company’s executive officers (including the Named Executive Officers), and with respect to the basis for the compensation paid for the 2004 fiscal year to Kenneth C. Donahey, the Company’s Chief Executive Officer.

     During 2004 the Compensation Committee engaged an independent compensation consultant (the “Committee Consultant”) who had not previously provided services to the Company solely to advise the Compensation Committee on matters of executive compensation. The Committee Consultant worked with the executive compensation consultant which had previously been engaged by Company management on executive compensation matters (the “Company Consultant”) to develop an executive compensation philosophy and strategy that were designed to provide guidance for Committee members when making decisions about executive compensation.

     The Compensation Committee’s general philosophy is that executive compensation should:

•	Link rewards paid to executives to corporate and individual performance;

•	Put a substantial portion of executive compensation at risk and establish objectives that encourage “stretch” performance;

•	Be competitive within the Company’s industry and community and responsive to the needs of our executives;

•	Attract, retain, motivate and reward individuals of the highest quality in the industry with the experience, skills and integrity necessary to promote the Company’s success;

•	Comply with all applicable laws and Nasdaq member rules and guidelines, and be appropriate in light of reasonable and sensible standards of good corporate governance; and

•	Be monitored periodically to assess the cost of compensation programs in comparison to stockholder value and Company and executive performance.

     Consistent with these objectives, the Company adopted its current executive compensation programs. During 2004, the Compensation Committee received a report from the Company Consultant that included a comprehensive analysis of compensation and its individual components relative to competitive market data for certain of the Company’s executive officer positions. The Compensation Committee considered and relied on this report, along with input from and evaluation by the Committee Consultant, when making its compensation decisions regarding officers covered by the analysis.

     To evaluate executive officer compensation, the Company gathers information from a database composed of companies that operate in the United States in the health services industry, that are comparable to the Company’s size when considering revenue, market capitalization and other appropriate indicators, as well as other relevant information, surveys and data. The comparable companies comprise the market for purposes of the Compensation Committee’s consideration of executive compensation.

     Compensation payable to executives under the Company’s executive compensation program is linked to organization performance, both short-term and long-term. The Compensation Committee expects a close correlation between compensation paid to Company executives and the tactical and strategic success of the Company.

Components of Compensation for Executive Officers

     The Company’s executive compensation program consists of several elements that support the Company’s compensation objectives, including base salary, annual incentives in the form of cash bonuses, and long-term incentives paid pursuant to the Incentive Plan.

     Base Salaries. The base salaries of the Named Executive Officers are listed in the Summary Compensation Table found under “Executive Compensation” in this Proxy Statement. These salaries and the salaries of the other executive officers are evaluated annually. The Compensation Committee believes that base salary ranges should reflect the competitive employment market for comparable positions in comparable organizations.

     The Compensation Committee believes that the mid-point of each range for executive base salaries should be based on the median of the market, modified to reflect relevant factors, such as any unique roles and responsibilities and/or individual long-term performance and experience. Accordingly, the base salary of any particular individual may be above or below the mid-point of the applicable range.

     Annual Incentives. Annual cash bonuses are intended to motivate executive officers to achieve pre-determined near-term financial and qualitative objectives consistent with the Company’s overall business strategies. These bonus opportunities were structured as potential cash awards under the LifePoint Hospitals, Inc. Executive Annual Cash Bonus Plan (the “Bonus Plan”). For the Chief Executive Officer, however, this bonus opportunity was provided in 2004 under the LifePoint Hospitals, Inc. Executive Performance Incentive Plan (the “Executive Performance Incentive Plan”). In the future, we anticipate that bonus opportunities for the other Named Executive Officers will be provided under the Executive Performance Incentive Plan. The Bonus Plan and the Executive Performance Incentive Plan are designed so that executives can earn the target amount only if established goals are attained, and can earn well above the target amount when executive and corporate performance are also at comparably high levels. Target award opportunities for the executive officers of the Company for 2004 ranged from 40% to 75% of their respective base salary levels. For 2004, actual awards for executive officers ranged from 56% to 105% of base salary.

     Long-Term Incentives. The Compensation Committee believes that the interests of executives should be aligned with the interests of stockholders through the use of equity-based compensation. Accordingly, the Compensation Committee has made periodic grants of nonqualified options and recently has begun issuing restricted stock to executive officers in order to reflect competitive practices, promote management retention, and align management’s interest with the long-term interests of the Company’s stockholders. In 2004, the Compensation Committee approved the grant of options to purchase the following number of shares of Common Stock exercisable at $33.17 per share, the fair market value of Common Stock on the date of grant, to each of the Named Executive Officers: 75,000 shares to Kenneth C. Donahey; 50,000 shares to Michael J. Culotta; 40,000 shares to William F. Carpenter III; 50,000 shares to William M. Gracey; and 25,000 shares to Joné Law Koford. In addition, the Compensation Committee approved the grant of restricted stock awards to each of the Named Executive Officers for the following number of shares of Common Stock: 40,000 shares to Kenneth C. Donahey; 30,000 shares to Michael J. Culotta; 20,000 shares to William F. Carpenter III; 30,000 shares to William M. Gracey and 15,000 shares to Joné Law Koford.

Basis for Compensation of Executive Officers in 2004

     The Compensation Committee’s judgments regarding executive compensation in 2004 were based upon the Compensation Committee’s assessment of the executive officers’ leadership performance and potential to enhance long-term stockholder value. The Compensation Committee relied upon judgment and not upon rigid guidelines or formulas in determining the amount and mix of compensation elements for each executive officer. The Compensation Committee also considered the report provided by the Company Consultant with respect to competitive market data, as well as advice received from the Committee Consultant.

     Key factors that the Compensation Committee considered regarding executive compensation in 2004 included the recommendations of the Chief Executive Officer, the nature and scope of each executive officer’s responsibilities, his or her effectiveness in leading the Company’s initiatives to increase productivity and growth and his or her success in creating a culture of integrity and compliance with applicable law and the Company’s ethics policies. Bonus payments that are made to certain corporate management employees pursuant to the Bonus Plan are based on specific performance measures including constituency satisfaction, financial performance of the Company and other objective goals identified by executive management. In 2004, except for the Chief Executive Officer, the executive officers’ bonus payments were made in accordance with the objective criteria of the Bonus Plan. The Compensation Committee did not use its discretion to award larger bonuses based on subjective criteria of the Bonus Plan. The Compensation Committee undertakes such an analysis each year with respect to the Bonus Plan.

Chief Executive Officer Compensation in 2004

     The compensation program for the Chief Executive Officer falls under the general compensation strategy, framework and guidelines established for all executive officers of the Company, with specific compensation levels and award opportunities established by the Compensation Committee and approved by the Board of Directors.

     As Chairman, Chief Executive Officer and President of the Company, Mr. Donahey’s base annual salary was $650,000 effective March 2003 through February 28, 2004 and was set at $675,000, effective February 29, 2004. Mr. Donahey received a grant of options to purchase 75,000 shares of Common Stock at an exercise price equal to the fair market value on the date of grant and a bonus payment of $708,750, which was paid in 2005. In addition, Mr. Donahey received a restricted stock award for 40,000 shares of Common Stock. Details of the option grant and restricted stock award can be found under “Executive Compensation.”

     The Compensation Committee evaluated the performance of the Chief Executive Officer based on the Company’s achievement of its financial and non-financial objectives. Some of the financial factors that the Compensation Committee considered include stock price performance, operating profit and earnings per share growth, revenue growth and cash flow. Some of the non-financial factors that the Compensation Committee considered include developing a strong senior management team, assembling strong talent in core jobs within the Company and developing, monitoring, updating and implementing long-term business strategies. The Compensation Committee did not assign relative weights or rankings to these factors but made a subjective determination based upon a consideration of all such factors. The bonus paid to the Chief Executive Officer for 2004 was based on an award made under the Executive Performance Incentive Plan. This award included targeted levels of net revenue and pre-tax income, with payment limited to the level of achievement of these financial factors. After calculating the amount available to be paid pursuant to the award’s financial formula, the Compensation Committee exercised its rights under the award to reduce the final bonus amount that was actually paid. The Compensation Committee believes that Mr. Donahey’s total compensation for 2004 properly reflects the Company’s performance as measured against all appropriate factors.

Tax Deductibility of Executive Compensation

     Section 162(m) of the Code generally limits the corporate tax deduction for compensation in excess of $1 million that is paid to a Named Executive Officer. However, compensation that is paid under a “performance-based compensation” plan, as defined in Section 162(m) of the Code, is fully deductible without regard to this limit. Section 162(m) also permits full deductibility for certain pension contributions and other payments. The Compensation Committee considers the impact of Section 162(m) in establishing and administering the Company’s compensation policies and plans, and endeavors, when possible, to design compensation programs that are within an exception to the Section 162(m) limits on deductibility.

     The Company’s executive compensation strategy is intended to be cost- and tax-effective. The Company has taken action with respect to certain of its compensation plans so that they may qualify for the performance-based compensation exception to Section 162(m). These actions include maintaining the Incentive Plan in a manner to qualify certain equity awards as performance-based compensation and the Executive Performance Incentive Plan to provide performance-based annual bonus compensation. All compensation which the Named Executive Officers earned in 2004 under current compensation programs will be fully deductible. During 2004, the Section 162(m) limits on deductibility would have only been applicable to the cash bonus payment to Mr. Donahey, the Company’s Chief Executive Officer, who was the only executive covered by the Executive Performance Incentive Plan.

COMPENSATION COMMITTEE

Richard H. Evans, Chair
DeWitt Ezell, Jr.
Ricki Tigert Helfer
William V. Lapham
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Michael P. Haley (1)

Dated: May 20, 2005

(1)	Mr. Haley joined the Committee effective April 15, 2005 and did not serve on the Committee during the period to which this report relates.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE REPORT

     The Corporate Governance and Nominating Committee of the Board of Directors consists entirely of directors who are independent as determined by the Board of Directors and meet Nasdaq’s independence and experience requirements. The Corporate Governance and Nominating Committee is governed by a Charter adopted on February 23, 2003 and amended on April 23, 2004 that outlines the practices followed by the Committee. The Corporate Governance and Nominating Committee reviews and reassesses the adequacy of the Charter on an annual basis. The Charter of the Corporate Governance and Nominating Committee is available on the Company’s website, www.lifepointhospitals.com. William F. Carpenter III, the Company’s General Counsel, serves as the Company’s Corporate Governance Officer.

     Since its formation, the Company has been committed to building long-term stockholder value. The Company believes that sound corporate governance practices contribute to stockholder value. The Company’s directors have been, and continue to be, interested in establishing and maintaining a culture of proper governance. For example, Mr. Donahey is the only inside director and each of the committees of the Company’s Board of Directors is composed exclusively of independent directors. Directors have also been compensated with equity securities to align their interests with those of the Company’s stockholders.

     The Company’s Corporate Governance and Nominating Committee is charged with, among other things:

•	identifying persons qualified to become members of the Board of Directors and recommending to the Board of Directors proposed nominees for Board membership;

•	reviewing any candidates recommended by stockholders in accordance with the Company’s Bylaws and providing a process for receipt and consideration of any such recommendations;

•	recommending to the Board of Directors the directors to serve on each standing committee of the Board of Directors;

•	annually reviewing the composition of the Board of Directors to ensure that a majority of the members are independent in accordance with the Nasdaq Marketplace Rules;

•	ensuring that succession planning takes place for the position of Chief Executive Officer and other senior management positions;

•	leading the Board of Directors in its annual review of the performance of the Board, its committees and its directors;

•	annually evaluating the Company’s Corporate Governance Standards which set forth the key practices of the Corporate Governance and Nominating Committee and of the Board of Directors; and

•	identifying a person qualified to be the Company’s Corporate Governance Officer and recommending to the Board of Directors the election of such person as an officer of the Company.

     Pursuant to the authority granted in its Charter, the Corporate Governance and Nominating Committee continually monitors the best practices of corporate governance of public companies and those that develop in the Company’s industry. Certain of these best practices, together with the strong standards already established by the Company, were adopted by the Corporate Governance and Nominating Committee as the Company’s Corporate Governance Standards. The Company’s Corporate Governance Standards are available on the Company’s website, www.lifepointhospitals.com. The Corporate Governance and Nominating Committee reviews these standards at least annually.

     During the past year, the Corporate Governance and Nominating Committee reviewed, with the Corporate Governance Officer and outside counsel, many governance issues including director independence, the size of the Board, limits on Board service, the practice of all independent directors serving on all committees, rotation of committee chairs, the need for a separate Chairman of the Board, different from the Chief Executive Officer or, alternatively, a lead director, the Company’s staggered Board, succession issues, and Board and management stock ownership guidelines. After thorough consideration, the Committee determined generally that, at this time, the Company’s Corporate Governance Standards and the Charter of the Corporate Governance and Nominating Committee were sufficient to protect and enhance stockholder value.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

Ricki Tigert Helfer, Chair
DeWitt Ezell, Jr.
Richard H. Evans
William V. Lapham
John E. Maupin, Jr., D.D.S.
Owen G. Shell, Jr.
Michael P. Haley (1)

Dated: May 20, 2005

(1)	Mr. Haley joined the Committee effective April 15, 2005 and did not serve on the Committee during the period to which this report relates.

COMPARATIVE PERFORMANCE

     The following graph compares the percentage change of cumulative total stockholder return on the Common Stock with (a) the performance of a broad equity market indicator, the Nasdaq Stock Market (United States) Index (the “Broad Index”) and (b) the performance of an industry index, the S&P Health Care Facilities (Hospital Management) Index (the “Industry Index”). The graph begins on December 31, 1999, and the comparison assumes the investment of $100 on such date in each of the Common Stock, the Broad Index and the Industry Index and assumes the reinvestment of all dividends, if any. The table following the graph presents the corresponding data for December 31, 1999 and each subsequent fiscal year end.

	Cumulative Total Return
	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

LIFEPOINT HOSPITALS, INC.	100	424	288	253	249	295
NASDAQ STOCK MARKET (U.S.)	100	60	45	26	39	41
S & P HEALTH CARE FACILITIES	100	166	170	123	129	116

THE STOCK PRICE PERFORMANCE GRAPH AND FISCAL YEAR END SUMMARY ARE PURELY HISTORICAL INFORMATION AND SHOULD NOT BE RELIED UPON AS INDICATIVE OF FUTURE PRICE PERFORMANCE.

CERTAIN TRANSACTIONS

     In connection with his appointment as Division President and the Company’s requirement that he relocate from Kentucky to Tennessee, the Company purchased a house owned by Thomas M. Weiss for approximately $0.5 million in the third quarter of 2004. The consideration paid by the Company was based on an appraisal made by an independent real estate appraisal firm.

     There were no other reportable relationships or transactions for any director or executive officer of the Company. None of the Company’s directors or executive officers had any reportable indebtedness to the Company or any of its subsidiaries during 2004.

GENERAL INFORMATION

Other Matters

     At the date hereof, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If other matters come before the Annual Meeting, the persons named in the accompanying form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

Incorporation by Reference

     To the extent that this Proxy Statement is incorporated by reference into any other filing by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this Proxy Statement entitled “Compensation Committee Report on Executive Compensation,” “Audit and Compliance Committee Report” and “Corporate Governance and Nominating Committee Report” (to the extent permitted by the rules of the SEC) and “Comparative Performance,” as well as the appendices to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in such filing.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and beneficial owners of more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC. Such executive officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of such reports filed with the SEC and on written representations from reporting persons, the Company notes that Messrs. Evans, Ezell, Lapham, Maupin and Shell and Ms. Helfer each filed a report on Form 4 on June 25, 2004 after inadvertently failing to report in a timely manner the grant to each non-employee director of 3,500 shares of restricted stock and, in the case of Messrs. Ezell, Maupin and Shell and Ms. Helfer, the receipt of deferred stock units in lieu of cash compensation for all, or a portion, of the annual retainer paid to non-employee directors. In addition, Mr. Gracey filed a report on Form 5 on February 14, 2005 after inadvertently failing to report in a timely manner the exercise by his spouse of an option to purchase 63 shares of the Company’s common stock. All Section 16(a) reports are posted on the Company’s website, www.lifepointhospitals.com, by the end of the business day after filing and will remain accessible for at least 12 months.

Policy on Reporting of Concerns Regarding Accounting Matters

     The Audit and Compliance Committee has adopted a policy on the reporting of concerns regarding accounting or auditing matters. Any person, whether or not an employee, who has a concern about the conduct of the Company or any of the Company’s people, including with respect to the Company’s accounting, internal accounting controls or auditing matters, may, in a confidential and anonymous manner, communicate that concern via a compliance hotline, (877) 508-5433, the Company’s designated external contact for these purposes. Such complaints will be handled on an expedited basis and, under certain circumstances, will be communicated directly to the Chairman of the Audit and Compliance Committee.

Stockholder Nominations and Proposals

     The Company’s bylaws provide that nominations of persons for election as directors (other than persons nominated by or at the direction of the Board of Directors) and proposals of business to be transacted by the stockholders (other than proposals submitted by or at the direction of the Board of Directors) at an annual meeting of stockholders may be made by any stockholder of record who is entitled to vote and who provides proper notice. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder and the nominee or the proposal, as the case may be, and must be delivered to the Secretary of the Company at the Company’s principal executive offices not less than 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders. If, however, the date of the annual meeting is advanced more than 30 days prior to or delayed more than 60 days after such anniversary date, notice by the stockholder to be timely must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which the public announcement of the date of such meeting is first made.

     In the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Company’s bylaws shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company.

     Nominations by stockholders of persons for election to the Board of Directors may be made at a special meeting of stockholders if the stockholder’s notice required by the Company’s bylaws is delivered not later than the close of business on the later of 90 days prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

     If a stockholder wishes to have a proposal considered for inclusion in the Company’s proxy materials for the next annual meeting of stockholders, the proposal must comply with the SEC’s proxy rules, be stated in writing and be received by the Company on or before the close of business on January 14, 2006. Any proposals should be mailed to the Company at 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, Attention: Corporate Secretary.

Stockholder Communication with the Board of Directors

     Stockholders who wish to communicate with the Board of Directors (or specified individual directors), including the non-management directors as a group, may do so by addressing their correspondence to the appropriate member(s) of the Board of Directors, c/o the Corporate Secretary, LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027. All written communications received in such manner from stockholders of the Company shall be forwarded to the members of the Board of Directors to whom the communication is directed or, if the communication is not directed to any particular member(s) of the Board of Directors, the communication shall be forwarded to all members of the Board of Directors.

Important Notice Regarding Delivery of Stockholder Documents

     In December 2000, the SEC adopted rules permitting companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual reports and proxy statements sent to two or more stockholders residing at the same address by delivering a single annual report and proxy statement to that address. This practice, known as “householding,” is designed to reduce a company’s printing and postage costs.

     This year, a number of brokers with account holders who are stockholders of the Company will be householding the Company’s proxy materials. Only one copy of this Proxy Statement and the Company’s 2004 Annual Report to Stockholders is being delivered to multiple stockholders sharing the same address unless their broker or the Company has received contrary instructions from one or more of the stockholders. After a stockholder receives a notice from his or her broker that householding will be used for delivery of communications to such address, householding will continue until further notification or until the stockholder’s consent is revoked. However, if any stockholder residing at such an address wishes to receive a separate annual report and proxy statement in the future, you should notify your broker or contact the Company by directing requests to LifePoint Hospitals, Inc., 103 Powell Court, Suite 200, Brentwood, Tennessee 37027, (615) 372-8500, Attention: Investor Relations. Upon receiving such a written or oral request, the Company undertakes to deliver promptly the requested materials. Any stockholder who currently receives multiple copies of this Proxy Statement and the Company’s 2004 Annual Report to Stockholders at such an address may request householding in the future by contacting your broker.

Available Information

     The Company files, and prior to the Province acquisition Historic LifePoint and Province filed, annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC filings are also available to the public from commercial document retrieval services and at the Internet website maintained by the SEC at www.sec.gov. If you are a stockholder of the Company and would like to request any of the documents the Company has filed with the SEC, please request them in writing at 103 Powell Court, Suite 200 Brentwood, Tennessee 37027, Attention: Investor Relations. You can also get more information by visiting the Company’s investor relations website at www.lifepointhospitals.com.

By Order of the Board of Directors,

/s/ William F. Carpenter III

William F. Carpenter III Secretary

Brentwood, Tennessee
Dated: May 27, 2005

Appendix A

LIFEPOINT HOSPITALS, INC.
1998 LONG-TERM INCENTIVE PLAN

As Amended and Restated Effective June __, 2005

RECITALS:

     WHEREAS, LifePoint Hospitals, Inc. (the “Corporation”) established the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan (the “Plan”) effective November 5, 1998;

     WHEREAS, since the Plan was established, the Corporation has become a separate entity from HCA Inc. (f.k.a. Columbia/HCA) through a spin-off transaction, and the equity securities of the Corporation have become publicly-traded on the Nasdaq National Market; and

     WHEREAS, the Corporation desires to amend and restate the Plan, subject to approval of its stockholders, to: (i) eliminate references to Columbia/HCA, (ii) increase the number of shares of the Corporation’s common stock that are available for awards, (iii) set limits on the number of shares in the Plan that may be subject to certain time-lapse awards, (iv) revise the provisions regarding performance based compensation in the Plan so that they are consistent with the Corporation’s Executive Performance Incentive Plan, (v) add requirements for termination of employment or termination of award as a condition to receiving additional rights upon the change in control of the Corporation, (vi) modify the types of equity incentive awards available under the Plan by eliminating phantom stock awards, adding restricted stock units, and clarifying certain terms to comply with section 409A of the Internal Revenue Code so that awards effectively defer compensation, and (vii) eliminate provisions for automatic expiration of the Plan so that it will continue until terminated by the Corporation;

     NOW, THEREFORE, the Plan is hereby amended and restated as follows, to be effective with respect to awards granted on and after June ___, 2005, provided that the terms of the Plan prior to such amendment shall apply to all awards previously granted:

1.	Purpose of The Plan

     The purpose of the Plan is to promote the interests of the Corporation and its stockholders by strengthening the Corporation’s ability to attract, motivate, and retain personnel upon whose judgment, initiative, and efforts the financial success and growth of the business of the Corporation largely depend, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Corporation through stock ownership and other rights.

2.	Definitions

     Wherever the following capitalized terms are used in this Plan, they shall have the meanings specified below:

     (a) “Award” means an award of an Option, Restricted Stock Award, Stock Appreciation Right, Performance Award, Restricted Stock Unit or Dividend Equivalent Award under the Plan.

     (b) “Award Agreement” means an agreement entered into between the Corporation and a Participant setting forth the terms and conditions of an Award granted to a Participant.

     (c) “Board” means the Board of Directors of the Corporation.

     (d) “Change in Control” shall have the meaning specified in Section 12 hereof.

     (e) “Code” means the Internal Revenue Code of 1986, as amended.

     (f) “Committee” means the committee of the Board appointed to administer the Plan and shall consist of two or more directors of the Corporation (i) none of whom shall be officers or employees of the Corporation, and (ii) each of whom (to the extent deemed necessary or appropriate by the Board) is an “outside director” within the meaning of section 162(m) of the Code, a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “independent director” under the listing standards of The Nasdaq Stock Market. The members of the Committee shall be appointed by and serve at the pleasure of the Board. If the applicable Board shall so direct, designated members of the applicable Committee shall act as a separate subcommittee, which shall administer the Plan as to all Section 162(m) Awards. In such event, all references herein to the applicable Committee relating to Section 162(m) Awards shall be considered to refer only to the applicable separate subcommittee.

     (g) “Common Stock” means the common stock of the Corporation.

     (h) “Corporation” means LifePoint Hospitals, Inc., a Delaware corporation, and its predecessors.

     (i) “Date of Grant” means the date on which an Award under the Plan is made by the Committee, or such later date as the Committee may specify to be the effective date of the Award.

     (j) “Dividend Equivalent Award” means an Award under Section 11 hereof entitling the Participant to receive payments with respect to dividends declared on the Common Stock.

     (k) “Eligible Person” means any person who is an Employee of the Corporation or any of its Subsidiaries and, in the case of Awards other than Incentive Stock Options, any consultant or other independent contractor (not including any non-employee outside director) providing services to the Corporation or a Subsidiary.

     (l) “Employee” means any person who is employed as a common-law employee.

     (m) “Fair Market Value” of a share of Common Stock as of a given date shall mean the closing sales price of the Common Stock on the Nasdaq Stock Market on the trading day immediately preceding the date as of which the Fair Market Value is to be determined, or, in the absence of any reported sales of Shares on such date, on the first preceding date on which any such sale shall have been reported (in either case, as reported in the Two Star Edition of The Wall Street Journal). If the Common Stock is not listed on the Nasdaq Stock Market on the date as of which Fair Market Value is to be determined, the Committee shall in good faith determine the Fair Market Value in whatever manner it considers appropriate.

     (n) “Incentive Stock Option” means an option to purchase Common Stock that is intended to qualify as an incentive stock option under section 422 of the Code and the Treasury Regulations thereunder.

     (o) “Non-qualified Stock Option” means an option to purchase Common Stock that is not an Incentive Stock Option.

     (p) “Option” means an Incentive Stock Option or a Non-qualified Stock Option granted under Section 6 hereof.

     (q) “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

     (r) “Plan” means the LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan as set forth herein, as it may be amended from time to time.

     (s) “Performance Award” means an Award under Section 9 hereof entitling a Participant to a payment based on the Fair Market Value of a share of Common Stock (a “Performance Share”) or based on specified dollar units (a “Performance Unit”) at the end of a performance period upon the satisfaction of conditions specified in the Award.

     (t) “Restricted Stock Award” means an Award under Section 8 hereof entitling a Participant to shares of Common Stock that are nontransferable and subject to forfeiture until specific conditions established by the Committee are satisfied.

     (u) “Restricted Stock Unit” means an Award under Section 10 hereof entitling a Participant to a payment of Common Stock at the completion of a vesting or performance period.

     (v) “Section 162(m) Award” means any Award that is intended to qualify for the performance-based compensation exemption under section 162(m) of the Code.

     (w) “Stock Appreciation Right” or “SAR” means an Award under Section 7 hereof entitling a Participant to receive an amount, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock on the date of exercise.

     (x) “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Corporation, or any other affiliate of the Corporation that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Corporation.

3.	Shares of Common Stock Subject to the Plan

     3.1. Number of Shares. Subject to the following provisions of this Section 3, the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan is 13,625,000 shares of Common Stock; provided, however, that no more than 2,125,000 of such shares of Common Stock may be issued pursuant to Performance Awards, Restricted Stock Units and Restricted Stock Awards in the aggregate. The shares of Common Stock to be delivered under the Plan will be made available from authorized but unissued shares of Common Stock or issued shares that have been reacquired by the Corporation. To the extent that an Award is forfeited, the shares of Common Stock covered thereby will no longer be charged against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.

     3.2. Adjustments. If there shall occur any recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or other change in corporate structure affecting the Common Stock, the Committee may, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, cause an adjustment to be made in (i) the maximum number and kind of shares provided in Section 3.1 hereof, (ii) the maximum number and kind of shares set forth in Sections 6.1, 7.1, 8.1 and 9.4 hereof, (iii) the number and kind of shares of Common Stock, share units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance targets or goals applicable to any outstanding Performance Awards (subject to such limitations as are considered appropriate for Section 162(m) Awards), or (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall be made in a manner consistent with the requirements of section 424(a) of the Code and, to the extent considered advisable by the Committee, in a manner consistent with the requirements of section 162(m) of the Code.

4.	Administration of the Plan

     4.1. Committee Members. The Plan shall be administered by the Committee. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award thereunder.

     4.2. Discretionary Authority. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

     4.3. Changes to Awards. The Committee shall have the authority, subject to the provisions of, to effect, at any time and from time to time, (i) the cancellation of any or all outstanding Awards and the grant in substitution therefor of new Awards covering the same or different numbers of shares of Common Stock and having an exercise or base price which may be the same as or different than the exercise or base price of the cancelled Awards; provided, however, that, as provided in Section 6.8, the Committee may not lower the exercise price of an Option that has been granted hereunder, nor replace or regrant the Option through cancellation without stockholder approval, or (ii) the amendment of the terms of any and all outstanding Awards; provided, however, that no such action by the Committee may adversely impair the rights of a Participant (or any permitted transferee) under any outstanding Award without the consent of the Participant (or transferee). The Committee may in its discretion accelerate the vesting or exercisability of an Award at any time or on the basis of any specified event.

5.	Award Eligibility, Features and Restrictions

     5.1. Terms of Awards. All Eligible Persons are eligible to be designated by the Committee to receive an Award under the Plan. The Committee has authority, in its sole discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares or units subject to the Awards that are granted under the Plan. Each Award will be evidenced by an Award Agreement between the Corporation and the Participant that shall include such terms and conditions (consistent with the Plan) as Committee may determine; provided, however, that failure to issue an Award Agreement shall not invalidate an Award.

     5.2. Section 162(m) Awards. For any Award, other than an Option or SAR, that the Committee determines should be a Section 162(m) Award, the grant of the Award and its terms shall be made pursuant to the LifePoint Hospitals, Inc. Executive Performance Incentive Plan, and the terms thereof shall control over any inconsistent provision of this Plan with regard to such Section 162(m) Awards.

     5.3 Deferral of Compensation. Generally, the Corporation intends for compensation income to be deferred until the time and to the extent that Awards are exercised or become vested. Therefore, notwithstanding any provision herein to the contrary, the Committee is authorized to make Awards that include terms that are consistent with or necessary for satisfaction of the requirements for compensation deferral under section 409A of the Code.

     5.4. Rights as Stockholder. Unless otherwise stated in an Award Agreement, a Participant will at the time an Award is granted have all rights of a stockholder with respect to any shares of Common Stock that are transferred pursuant to a Performance Share Award or Restricted Stock Award. Such rights include the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto. A Participant shall not have stockholder rights until shares of Common Stock are transferred upon the exercise of an Option or SAR or upon the vesting of Restricted Stock Units. Except as provided in Section 3.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights until a Participant has become a stockholder with respect to an Award, except to the extent that the Award Agreement is a Dividend Equivalent Award, or otherwise provides for dividend payments or similar economic benefits.

     5.5. Issuance and Delivery of Shares. Shares of Common Stock that are transferred or become transferable pursuant to an Award shall be issued as specified in this Section, but subject to the restrictions specified herein and/or in an Award Agreement.

          (a) Date of Issuance. Shares of Common Stock to be issued pursuant to an Award shall be delivered to Participants by the Corporation (or its transfer agent) as soon as administratively feasible after (i) a Participant receives a Restricted Stock Award or Performance Share Award, or the Date of Exercise with respect to an Option or SAR, or the vesting of Restricted Stock Units, and (ii) all conditions for transfer of Stock specified in an Award have occurred; provided, however, that the Corporation may condition the delivery of shares on the

Participant’s execution of any applicable stockholder agreement or agreement described in paragraph (d) of this Section that the Corporation requires at the time of exercise; and provided further that the Corporation may delay the delivery of Stock until all restrictions specified in an Award have lapsed and the Common Stock is no longer subject to a substantial risk of forfeiture.

          (b) Transfer Restrictions. Common Stock granted under any Restricted Stock or Performance Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares granted or sold under the Award will remain in the physical custody of the Corporation or an escrow holder until all restrictions are removed or have expired. The Committee may also require that shares subject to an Award be listed in “book” form and not certificated until vested. Failure to satisfy any applicable restrictions shall result in the subject shares of the Award being forfeited and returned to the Corporation, with any purchase price paid by the Participant to be refunded, unless otherwise provided by the Committee. The Committee may require that certificates representing the shares granted under an Award bear a legend making appropriate reference to the restrictions imposed.

          (c) Securities Law Compliance. Notwithstanding anything herein to the contrary, no Award shall be exercisable, no Common Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Corporation’s shares may be listed. The Corporation shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations.

          (d) Representations by Participants. As a condition to the receipt of or the transfer of Common Stock pursuant to an Award, the Corporation may require a Participant to represent and warrant at the time that the shares are being acquired only for investment and without any present intention to sell or distribute such shares. At the option of the Corporation, a stop transfer order against any shares of stock may be placed on the official stock books and records of the Corporation, and a legend indicating that the stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Corporation) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Corporation or any Subsidiary to undertake registration of options or stock hereunder.

     5.6. Section 83(b) Election. The Committee may provide in an Award Agreement that the Award is conditioned upon the Participant’s refraining from making an election with respect to the Award under section 83(b) of the Code. Irrespective of whether an Award is so conditioned, if a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall be required to promptly file a copy of such election with the Corporation.

6.	Stock Options

     6.1. Grant of Option. An Option may be granted to any Eligible Person selected by the Committee; provided, however, that only Employees of the Corporation or a Subsidiary shall be eligible to receive Incentive Stock Options. Subject to the applicable provisions of section 422 of the Code, each Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or a Non-qualified Stock Option. The maximum number of shares of Common Stock that may be granted under Options to any Participant during any calendar year shall be limited to 700,000 shares (subject to adjustment as provided in Section 3.2 hereof).

     6.2. Exercise Price. The exercise price under any Option shall be determined by the Committee; provided, however, that the exercise price per share under an Option shall not be less than 100% of the Fair Market Value per share of the Common Stock on the Date of Grant.

     6.3. Vesting; Term of Option. The Committee, in its sole discretion, shall prescribe the time or times at which, or the conditions upon which, an Option or portion thereof shall become vested and exercisable, and may accelerate the exercisability of any Option at any time. The period during which a vested Option may be exercised shall be ten years from the Date of Grant, unless a shorter exercise period is specified by the Committee in an Award, subject to such limitations as may apply under an Award relating to the termination of a Participant’s employment or other service with the Corporation or any Subsidiary.

     6.4. Option Exercise; Withholding. Subject to such terms and conditions as shall be specified in an Award, an Option may be exercised in whole or in part at any time during the term thereof by written notice to the Corporation, together with payment of the aggregate exercise price therefor. Payment of the exercise price shall be made (i) in cash or by cash equivalent, (ii) at the discretion of the Committee, in shares of Common Stock acceptable to the Committee, valued at the Fair Market Value of such shares on the date of exercise, (iii) at the discretion of the Committee, by a delivery of a notice that the Participant has placed a market sell order (or similar instruction) with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Corporation in satisfaction of the Option exercise price (conditioned upon the payment of such net proceeds), (iv) at the discretion of the Committee, by a combination of the methods described above, or (v) by such other method as may be approved by the Committee and set forth in the Award. As an additional condition to the exercise of any Award, the Participant shall at the time of exercise pay to the Corporation the full amount of any and all applicable income tax and employment tax amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price of the Options as may be approved by the Committee.

     6.5. Limited Transferability of Non-qualified Options. All Options shall be nontransferable except (i) upon the Participant’s death, by the Participant’s will or the laws of descent and distribution or (ii) in the case Non-qualified Stock Options only, on a case-by-case basis as may be approved by the Committee in its discretion, in accordance with the terms provided below. An Award Agreement for a Non-qualified Stock Option may provide that the Participant shall be permitted to, during his or her lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to the Participant’s family member (as defined in the Award Agreement in a manner consistent with the requirements for registration on SEC Form S-8, if applicable). Any such transfer shall be subject to the condition that it is made by the Participant for estate planning, tax planning, donative purposes or pursuant to a domestic relations order, and no consideration (other than nominal consideration) is received by the Participant therefor. The transfer of a Non-qualified Stock Option may be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of the transfer. Subsequent transfers of an Option shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

     6.6. Additional Rules for Incentive Stock Options.

          (a) Annual Limits. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Corporation and its Subsidiaries) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Stock Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Stock Options into account in the order in which they were granted.

          (b) Termination of Employment. An Award of an Incentive Stock Option may provide that such Option may be exercised not later than three months following termination of employment of the Participant with the Corporation and all Subsidiaries, subject to special rules relating to death and disability, as and to the extent determined by the Committee to be appropriate with regard to the requirements of section 422 of the Code and Treasury Regulations thereunder.

          (c) Other Terms and Conditions; Nontransferability. Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of this Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code. Such terms shall include, if applicable, limitations on Incentive Stock Options granted to 10% owners of the Corporation. Unless otherwise stated in an Award Agreement, an Option that is intended to be an Incentive Stock Option shall be treated as a Non-qualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code are not be satisfied. An Incentive Stock Option shall by its terms be nontransferable otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

          (d) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Corporation in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Committee may reasonably require.

     6.7. Restrictions on Transfer of Stock. The Committee may, in its sole discretion, impose in any Award of an Option restrictions on the transferability of the shares of Common Stock issued upon exercise of such Option. If any such restrictions are imposed, the Committee may require the Participant to enter into an escrow agreement providing that the certificates representing the shares subject to such transfer restrictions will remain in the physical custody of an escrow holder until such restrictions are removed or have expired. The Committee may require that certificates representing the shares subject to such restrictions bear a legend making appropriate reference to the restrictions imposed. Subject to any restrictions imposed in accordance with this Section 6.7, the Participant will have all rights of a stockholder with respect to any such shares acquired upon an Option exercise, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

     6.8. Restrictions on Repricing of Options. With respect to an Option that has been granted hereunder, the exercise price may not be lowered, nor may the Option be replaced or regranted through cancellation without stockholder approval.

7.	Stock Appreciation Rights

     7.1. Grant of SARs. A Stock Appreciation Right granted to a Participant is an Award in the form of a right to receive, upon surrender of the right but without other payment, an amount based on appreciation in the Fair Market Value of the Common Stock over a base price established for the Award, exercisable at such time or times and upon conditions as may be approved by the Committee. Each SAR will be based on a number of shares of Common Stock, and the limitations specified in Section 3.1 will be calculated by reference to the number of shares covered by each SAR. The base price of an SAR shall not be less than 100% of the Fair Market Value of the Common Stock covered by the SAR on the Date of Grant. The period for exercise will be determined by the Committee but shall not be for a period that exceeds ten years after the Date of Grant.

     7.2. Payment of SARs. An SAR will entitle the holder, upon exercise of the SAR, to receive payment of an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price of such SAR, by (ii) the number of shares as to which such SAR is exercised. Payment of the amount determined under the foregoing shall be made (1) in shares of Common Stock valued at their Fair Market Value on the date of exercise, or (2) cash, but only to the extent specified in an SAR Award by the Committee in its sole discretion, and provided that such cash payments are determined to be permissible for purposes of deferral of compensation under section 409A of the Code.

8.	Restricted Stock Award

     8.1. Grant of Restricted Stock Awards. Award of Restricted Stock to a Participant represents shares of Common Stock that are issued subject to such restrictions on transfer and other incidents of ownership and such forfeiture conditions as the Committee may determine. The Committee may, in connection with any Restricted Stock Award, require the payment of a specified purchase price.

     8.2. Vesting Requirements. The restrictions imposed on shares granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Such vesting requirements may be based on the continued employment of the Participant with the Corporation or its Subsidiaries for a specified time period or periods, provided that any such restriction shall not be scheduled to lapse in its entirety earlier than the first anniversary of the Date of Grant. Such vesting requirements may also be based on the attainment of specified business goals or measures established by the Committee. Except for Section 162(m) Awards, the performance criteria upon which the vesting of a Restricted Stock Award is conditioned shall be determined by the Committee in its sole discretion.

9.	Performance Awards

     9.1. Grant of Performance Awards. The Committee may grant Performance Awards under the Plan, which shall be represented by units denominated on the Date of Grant either in shares of Common Stock (Performance Shares) or in dollars (Performance Units). At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, one or more performance periods and performance goals to be achieved during the applicable performance periods, as well as such other restrictions and conditions as the Committee deems appropriate. In the case of Performance Units, the Committee shall also determine a target unit value or a range of unit values for each Award. No performance period shall exceed ten years from the Date of Grant. The performance goals applicable to a Performance Award grant may be subject to such later revisions as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences. The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award. The maximum amount of compensation that may be payable to a Participant during any one calendar year under a Performance Unit Award shall be $4.2 million.

     9.2. Payment of Performance Awards. At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any, and shall determine if payment is to be made in the form of cash or shares of Common Stock (valued at their Fair Market Value at the time of payment) or a combination of cash and shares of Common Stock. Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period.

     9.3. Performance Criteria. Except for Section 162(m) Awards, the performance criteria upon which the payment or vesting of a Performance Award is conditioned shall be determined by the Committee in its sole discretion.

10.	Restricted Stock Units

     10.1. Grant of Restricted Stock Units. A Restricted Stock Unit is an Award to receive a number of shares of Common Stock upon the achievement of performance or other conditions that are stated in the Award. A Restricted Stock Unit shall be subject to such restrictions and conditions as the Committee shall determine. On the Date of Grant, the Committee shall determine, in its sole discretion, the installment or other vesting period of the Restricted Stock Unit, and/or performance conditions, and the maximum value of the Restricted Stock Unit, if any. No vesting period shall exceed 10 years from the Date of Grant. A Restricted Stock Unit may be granted, at the discretion of the Committee, together with a Dividend Equivalent Award covering the same number of shares.

     10.2. Payment of Restricted Stock Units. A Participant shall be entitled to payment on the vesting date or dates provided in an Award and shall receive shares of Common Stock as Restricted Stock Units become vested, as stated in the terms of the Award.

11.	Dividend Equivalent Award

     11.1. Grant of a Dividend Equivalent Awards. A Dividend Equivalent Award granted to a Participant is an Award in the form of a right to receive cash payments determined by reference to dividends declared on the Common Stock from time to time during the term of the Award, which shall not exceed 10 years from the Date of Grant. Dividend Equivalent Awards may be granted on a stand-alone basis or in tandem with other Awards.

Dividend Equivalent Awards granted on a tandem basis shall expire at the time the underlying Award is exercised or otherwise becomes payable to the Participant, or expires.

     11.2. Payment of Dividend Equivalent Awards. Dividend Equivalent Awards shall be payable in cash or in shares of Common Stock, valued at their Fair Market Value on either the date the related dividends are declared or the date the Dividend Equivalent Awards are paid to a Participant, as determined by the Committee. Dividend Equivalent Awards shall be payable to a Participant as soon as practicable following the time dividends are declared and paid with respect to the Common Stock, or at such later date as the Committee shall specify in the Award Agreement. Dividend Equivalent Awards granted with respect to Options intended to qualify as a Section 162(m) Award shall be payable regardless of whether the Option is exercised.

12.	Change in Control

     12.1. Effect of Change in Control. Unless stated otherwise in an Award Agreement, the provisions of this Section 12.1 will apply to outstanding Awards at the time of a Change in Control to the extent of rights under such Awards that have not been previously forfeited. The surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may assume any Awards outstanding under the Plan or substitute similar equity and incentive awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 12) for those outstanding under the Plan.

     (a) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, does not assume such Awards and does not substitute similar awards for those outstanding under the Plan, then (i) all Awards outstanding shall, immediately prior to the Change in Control event, become fully vested to the extent not previously forfeited and, with respect to Options and SARs, fully exercisable, and (ii) any Options or SARs that are not exercised shall be terminated upon the completion of the transaction that is the Change in Control event.

     (b) In the event that any surviving corporation or entity or acquiring corporation or entity in a Change in Control, or affiliate of such corporation or entity, assumes Awards outstanding under the Plan at the time of the Change in Control, or substitutes Awards with similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 12 for those outstanding under the Plan), and the employment of a Participant is terminated without Cause or for Good Reason within 18 months after the effective date of the Change in Control event, all Awards held by such Participant shall become fully vested to the extent not previously forfeited and, with respect to Options and SARs, fully exercisable. The terms “Cause” and “Good Reason” shall have the same meanings as the same or similar terms in any written employment agreement between the Participant and the Corporation or Subsidiary or as specified in an Award Agreement. In the absence of such a written agreement, such terms shall be defined as follows for purposes of this Section 12:

     (1) “Cause” means involuntary termination of employment due to: (i) conviction of a crime of moral turpitude that adversely affects the reasonable business interests of the Corporation, (ii) commission of an act of fraud, embezzlement, or material dishonesty against the Corporation or any Subsidiary, or (iii) intentional neglect of the responsibilities of employment, and such neglect remains uncorrected for more than 30 days following written notice from the Corporation detailing the acts of neglect.

     (2) “Good Reason” means voluntary termination of employment by the Participant because the terms of employment are modified so that the position is not substantially equivalent to the position held immediately prior to the time of the Change in Control. A position is “substantially equivalent” if it is the same or better than the position to which it is being compared. A position is not substantially equivalent unless (i) the cash compensation offered is the same or higher than that earned immediately prior to the Change in Control, (ii) deferred compensation, incentive and equity compensation, and health and welfare benefits are, in the aggregate, similar to those provided immediately prior to the Change in Control, and (iii) the position does not require the Participant to relocate or to commute more than 30 miles each way to the place of employment. The Participant’s right to voluntarily terminate employment for “Good Reason” expires 180 days after beginning employment in the position that is not “substantially equivalent” to the Participant’s prior position.

     12.2. Definition of Change in Control. For purposes hereof, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following after the date on which the Corporation becomes a publicly-held Corporation:

          (a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Corporation or (B) any corporation or other Person of which a majority of the voting power or the equity securities or equity interests is owned directly or indirectly by the Corporation (a “Control Subsidiary”), or (ii) the Corporation or any Control Subsidiary.

          (b) The individuals who, as of the date the Corporation issues any class of equity securities required to be registered under section 12 of the 1934 Act, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if the election or nomination for election by the Corporation’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if (i) such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (ii) such individual was designated by a Person who has entered into an agreement with the Corporation to effect a transaction described in clause (a) or (c) of this Section 12.2; or

          (c) Consummation, after approval by stockholders of the Corporation, of:

     (1) A merger, consolidation or reorganization involving the Corporation, unless,

          (A) The stockholders of the Corporation, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 75% of the combined voting power of the outstanding Voting Securities of the corporation resulting from such merger or consolidation or reorganization or its parent corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

          (B) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation; and

          (C) No Person (other than the Corporation, any Control Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Corporation, the Surviving Corporation or any Control Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization, had Beneficial Ownership of 20% or more of the then outstanding Voting Securities) has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding Voting Securities.

     (2) A complete liquidation or dissolution of the Corporation; or

     (3) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Control Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

13.	Award Agreements

     13.1. Form of Agreement. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock, units or other rights (as applicable) subject to the Award, the exercise, base, or purchase price (if any) of the Award, the time or times at which an Award will become vested, exercisable or payable, the duration of the Award, and in the case of Performance Awards, the applicable performance criteria and goals. The Award Agreement shall also set forth other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan. Award Agreements evidencing Awards that are Section 162(m) Awards shall contain such terms and conditions as may be necessary to meet the applicable requirements of section 162(m) of the Code and the LifePoint Hospitals, Inc. Executive Performance Incentive Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.

     13.2. Forfeiture Events. The Committee may specify in an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Corporation or Subsidiary policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or any Subsidiary.

14.	General Provisions

     14.1. No Assignment or Transfer; Beneficiaries. Except as provided in Section 6.5 hereof, Awards under the Plan shall not be assignable or transferable, except by will or by the laws of descent and distribution, and during the lifetime of a Participant, the Award shall be exercised only by such Participant or by his guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in the terms of an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other specified under an Award following the Participant’s death.

     14.2. Deferrals of Payment. Notwithstanding any other provisions of the Plan, the Committee may permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award. If any such deferral is to be permitted by the Committee, the Committee shall establish the rules and procedures relating to such deferral, including, without limitation, the period of time in advance of payment when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount. Such deferrals are also subject to any additional requirements of section 409A of the Code.

     14.3. Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person the right to continue in the capacity in which he is employed by, or otherwise serves, the Corporation or any Subsidiary.

     14.4. Tax Withholding. Upon any taxable event that occurs with respect to the grant, exercise or lapse of restrictions with respect to an Award, or otherwise, the Participant shall, upon notification of the amount due and as a condition to exercise of an Award, pay to the Corporation amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Corporation for such requirements. Generally, such withholding requirements shall not apply to the exercise of an Incentive Stock Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Stock Option, unless the Committee gives the Participant notice that withholding described in this Section is required. The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

     14.5. Unfunded Plan. The adoption of this Plan and any setting aside of cash amounts or shares of Common Stock by the Corporation with which to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. The benefits provided under this Plan shall be a general, unsecured obligation of the Corporation payable solely from the general assets of the Corporation, and neither a Participant nor the Participant’s permitted transferees or estate shall have any interest in any assets of the Corporation by virtue of this Plan, except as a general unsecured creditor of the Corporation. Notwithstanding the foregoing, the Corporation shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Corporation’s creditors, to discharge its obligations under the Plan.

     14.6. Other Compensation and Benefit Plans. The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Corporation or any Subsidiary, nor shall the Plan preclude the Corporation from establishing any other forms of stock incentive or other compensation for employees of the Corporation or any Subsidiary. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute compensation with respect to which any other employee benefits of such Participant are determined, including, without limitation, benefits under any bonus, pension, profit sharing, life insurance or salary continuation plan, except as otherwise specifically provided by the terms of such plan.

     14.7. Plan Binding on Transferees. The Plan shall be binding upon the Corporation, its transferees and assigns, and the Participant, his executor, administrator and permitted transferees and beneficiaries.

     14.8. Construction and Interpretation. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender. Headings of Articles and Sections hereof are inserted for convenience and reference and constitute no part of the Plan.

     14.9. Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

     14.10. Governing Law. The validity and construction of this Plan and of the Award Agreements shall be governed by the laws of the State of Delaware.

15.	Effective Date, Termination and Amendment

     15.1. Effective Date; Stockholder Approval. The Effective Date of this amendment and restatement of the Plan shall be June ___, 2005, the date of approval by the stockholders of the Corporation.

     15.2. Termination. The Plan shall continue until terminated by the Board in its sole discretion. No termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

     15.3. Amendment. The Board may at any time and from time to time and in any respect, amend or modify the Plan; provided, however, that no amendment or modification of the Plan shall be effective without the consent of the Corporation’s stockholders that would (i) change the class of Eligible Persons under the Plan, (ii) increase the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 3.1 hereof, (iii) allow the grant of Options at an exercise price below Fair Market Value, (iv) increase the aggregate number of shares of Common Stock that may be granted pursuant to Restricted Stock Awards, Performance Awards, Restricted Stock Units and Dividend Equivalent Awards in accordance with Section 3.1 hereof, (v) modify the terms of Section 6.8 hereof to permit Option repricing, or (vi) require approval of the Corporation’s stockholders under the listing requirements of the Nasdaq Stock Market or the exchange or trading system through which Common Stock may be listed or traded at the time of the amendment. No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or permitted transferee of the Award. Notwithstanding anything to the contrary herein, the Board may amend the Plan without further consent or approval to the extent necessary under section 409A of the Code so that Awards issued hereunder will effectively defer compensation in the manner contemplated under each respective Award.

EXECUTION PAGE

     IN WITNESS WHEREOF, the undersigned officer of the Corporation has duly executed this amended and restated LifePoint Hospitals, Inc. 1998 Long-Term Incentive Plan on this the ___day of _________, 2005, but to be effective as provided herein.

LIFEPOINT HOSPITALS, INC.

By:

Its:

Appendix B

CHARTER

OF THE
AUDIT AND COMPLIANCE COMMITTEE
OF THE BOARD OF DIRECTORS

ARTICLE I. PURPOSE

     The primary function of the Audit and Compliance Committee (the “Committee”) is to oversee the accounting, audit, financial reporting and compliance processes of LifePoint Hospitals, Inc. (the “Company”) and to assist the Board of Directors (the “Board”) of the Company in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company’s and its subsidiaries’ systems of internal controls regarding financial reporting, accounting, legal and corporate compliance; the Company’s compliance with appropriate policies and ethical standards; the Company’s compliance with the Corporate Integrity Agreement; and the Company’s internal and external audit processes. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s finance, accounting, legal and corporate policies, procedures and practices at all levels. The Committee’s primary duties and responsibilities are to:

•	Serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system regarding finance, accounting, legal and corporate compliance, and from time to time report on these matters to the Board;

•	Select and appoint on behalf of the Company, oversee the work of and fix the compensation of a firm of independent auditors whose duties it shall be to audit the books and accounts of the Company for the fiscal year in which they are appointed, and who shall report directly to the Committee;

•	Review and appraise the independence and performance of, and the services provided and fees charged by, the Company’s independent auditors, including a review of, and the pre-approval of, any audit services, audit-related services and, where appropriate, any non-audit services proposed to be performed by the Company’s independent auditors, and from time to time report on these matters to the Board;

•	Serve as an independent and objective party to monitor the Company’s compliance with any Corporate Integrity Agreement to which the Company is a party;

•	Insure that procedures are in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, auditing, legal or compliance matters;

•	Insure that an open avenue exists for communication among the independent auditors, management, the internal auditing department and the Board and be responsible for and oversee resolution of disagreements that may arise between management and the independent auditors regarding financial reporting; and

•	Perform such other duties and responsibilities within the scope of the Committee’s purpose as may be delegated by the Board, from time to time.

     The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Article IV of this Audit and Compliance Committee Charter (“Charter”). The Committee is empowered to conduct any investigation appropriate to fulfilling its responsibilities contained in this Charter, and it shall have the authority to communicate directly with the independent auditors as well as any employee of the Company. The Committee shall have the authority to retain, at the Company’s expense, independent accounting, legal or other advisers or experts it deems necessary in the performance of its duties. The Committee shall determine and direct the Company to pay appropriate compensation to the independent auditors engaged by the Committee and to any independent advisers or experts retained by the Committee.

     The Committee is not responsible for preparing the financial statements, implementing or maintaining the effectiveness of internal controls or auditing the financial statements. Management of the Company has the responsibility for preparing the financial statements and implementing internal controls, and the independent auditors have the responsibility for auditing the financial statements. The Committee’s role is to review and monitor these processes.

ARTICLE II. COMPOSITION

     Each Committee member shall meet the independence and financial literacy requirements of The Nasdaq Stock Market, Inc. (“Nasdaq”). The Committee shall be comprised of no fewer than three directors, the exact number to be determined by the Board.

Independence Requirements

     Except as provided below, each member of the Committee must be an independent director, and be free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board or another committee of the Board, accept any consulting, advisory or other compensatory fee from the Company or be an affiliated person of the Company or any subsidiary of the Company. In addition, the independence of a Committee member is determined according to the Marketplace Rules of Nasdaq, as follows:

     An “Independent” director means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company’s Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered Independent:

•	a director who is or has been employed by the Company or by any parent or subsidiary of the Company at any time during the past three years;

•	a director who accepted or who has a non-employee “Family Member” who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current fiscal year or any of the past three fiscal years, other than (i) compensation for service on the Board or any committee of the Board, (ii) payments arising solely from investments in the Company’s securities, (iii) compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company, (iv) benefits under a tax-qualified retirement plan or non-discretionary compensation, or (v) loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). “Family Member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone residing in such person’s home;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company as an executive officer;

•	a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services (other than those arising solely from investments in the Company’s securities or under non-discretionary charitable contribution matching programs)

in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year, or $200,000, whichever is more;

•	a director who is, or has a Family Member who is, employed as an executive officer of another entity for which at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity;

•	a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years; or

•	any other director who does not qualify as “independent” as determined under the Marketplace Rules of Nasdaq.

     In addition, each member of the Committee must meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act (subject to the exemptions provided in Rule 10A-3(c)) and must not have participated in the preparation of the financial statements of the Company at any time during the past three years.

Financial Literacy Requirements

     Each member of the Committee must have a working familiarity with basic finance and accounting practices. This working familiarity with basic finance and accounting practices must be determined in accordance with the Marketplace Rules of Nasdaq, as follows:

     At a minimum, each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement.

     The Company will certify to Nasdaq that it has, and will continue to have, at least one member of the Committee who is an “audit committee financial expert.” An “audit committee financial expert” means a person who has past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication and which results in the individual meeting the qualification of an “audit committee financial expert” as specified in rules and regulations established or approved by the Securities and Exchange Commission (the “SEC”) under the Sarbanes-Oxley Act of 2002.

Election Procedure

     The members of the Committee shall be elected by the Board to serve until the Company’s next annual meeting or until their successors are duly elected and qualified. Unless a Chair of the Committee is designated by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

ARTICLE III. MEETINGS

     The Committee will meet at least four times annually, and more frequently if circumstances dictate. As part of its job to foster open communication, the Committee should meet regularly, but in no event less than at least annually, with management, the Senior Vice President of Audit and Compliance and the independent auditors in separate executive sessions to discuss any matters that the Committee or any of these persons believe should be discussed privately. In addition, the Committee shall communicate with the independent auditors and management quarterly to review the Company’s financial statements and significant findings consistent with Article IV.3 below. This communication with the independent auditors may be held in conjunction with the regular meetings of the Committee or otherwise. The Committee shall, prior to the Company’s public release of its earnings, hold quarterly meetings to review the Company’s quarterly financial results and quarterly earnings releases. These meetings can be in person, by teleconference or otherwise. A majority of the members shall constitute a quorum for the transaction of business.

ARTICLE IV. RESPONSIBILITIES AND DUTIES

     The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibility. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

Documents/Reports Preparation and Review

1.	Review and reassess the adequacy of this Charter periodically, and at least annually, as conditions dictate. If the Committee determines that the Charter needs amendment, it will submit its proposals for amendments to the Board for approval.

2.	Review, prior to the filing of the Company’s Form 10-K, the annual audited financial statements of the Company. Review and resolve any disagreements among management and the independent auditors or the internal auditing department in connection with the preparation of the annual audited financial statements. This review should also include discussion with management and the independent auditors of significant issues regarding critical accounting policies, practices and judgments.

3.	Review and discuss with management the quarterly financial results of the Company. Discuss any significant changes to the Company’s accounting principles and any matters required to be communicated to the Committee by the independent auditors as required by Statement of Auditing Standards No. 61 (“SAS 61”). Review and resolve any disagreements among management and the independent auditors or the internal auditing department in connection with the preparation of the quarterly financial statements.

4.	Annually prepare, in conjunction with the Company’s legal counsel and Chief Financial Officer, a report of the Committee to stockholders as required by the SEC. This report must be included in the Company’s annual proxy statement. At a minimum, this report must include disclosure that the Committee performed or received the following:

•	Reviewed and discussed with management the Company’s annual audited financial statements and recommended to the Board that such audited financial statements be included in the Annual Report on Form 10-K for the preceding fiscal year for filing with the SEC;

•	Discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented; and

•	Received from the independent auditors the written disclosures and the letter from the independent auditors regarding the auditor’s independence as required by Independent Standards Board Statement No. 1 (“ISB 1”), as may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence.

5.	In connection with each annual or quarterly report filed with the SEC, review and discuss with management and the independent auditors the maintenance and effectiveness of the Company’s internal controls relating to its ability to record, process, summarize and report financial data, keeping the Company’s critical accounting policies in mind. This review should include a discussion of any significant deficiencies in the design or operation of internal controls and any fraud, whether or not material, that includes management or other employees who have a significant role in the Company’s internal controls. On an annual basis, the Committee shall obtain a written report from management that describes management’s own assessment of the effectiveness of the Company’s internal control over financial reporting along with the independent auditors attestation report on management’s assessment.

6.	Cooperate with management, the Board and the Company’s legal counsel to certify to Nasdaq that the Committee has adopted a written charter, that the Committee complies with Nasdaq’s structure and membership requirements, and that the Committee has performed its annual review and reassessment of the adequacy of the Charter.

Independent Auditors

7.	Select and engage on behalf of the Company, fix the compensation of, and report to the Board annually as to the selection of the Company’s independent auditors, who are ultimately accountable to the Committee. The Committee has the ultimate authority and responsibility to select, evaluate and, where appropriate, dismiss and replace the independent auditors.

8.	Consider the independence and effectiveness of the independent auditors, and approve the fees to be paid to the independent auditors. In connection with considering the independence of the independent auditors, the Committee shall (i) request detail on any matters that may affect the auditors’ independence as well as the role and status of any individual at the audit firm whose independence may be in question, and (ii) inquire whether the independent auditors have reasonable quality control procedures to ensure compliance by them with all independence requirements.

9.	On an annual basis, ensure the receipt of, and review and discuss with the independent auditors all significant relationships included in, the report of the independent auditors to the Committee, as required under ISB 1, that the auditors have with the Company to determine if these relationships may impair the independent auditors’ independence. In response to the report of the independent auditors to the Committee required under ISB 1, the Committee will review the independence and performance of the independent auditors.

10.	Consider whether the proposed provision of any non-audit services by the independent auditors (those services not related to the audit of the annual financial statements or the review of the interim financial statements included in the Company’s quarterly reports on Form 10-Q for such year) is compatible with maintaining the auditors’ independence. If the Committee determines that such proposed non-audit services are compatible with the independent auditor’s independence, it may approve the provision of such services, subject to restrictions under applicable law or Nasdaq rules.

11.	Pre-approve all audit, audit-related and non-audit services to be performed for the Company by the independent auditors. In performing this function, the Committee shall consult with management prior to the Company’s engagement of the independent auditors for such services. The Committee may delegate its authority to pre-approve audit, audit-related and non-audit services to the Chair of the Committee, provided that the pre-approval decisions of the Chair are subsequently presented to the Committee at the next Committee meeting.

12.	Regularly consult with the independent auditors out of the presence of management about internal controls, the completeness and accuracy of the Company’s financial statements, and other appropriate matters.

13.	Prior to the filing of the Company’s Form 10-K, discuss certain matters with the independent auditors required to be communicated by the independent auditors to the Committee in accordance with SAS 61, as well as the results of the audit.

14.	Discuss with management and the independent and internal auditors the Company’s major financial risk exposure and the steps management and the independent and internal auditors have taken to monitor and control such exposure, including the Company’s risk assessment and risk management policies.

15.	Ensure that the independent auditors either (i) have received an external quality control review by an independent public accountant (“peer review”) that determines whether the auditor’s system of quality control is in place and operating effectively and whether established policies and procedures and applicable auditing standards are being followed; or (ii) are enrolled in a peer review program and within 18 months receives a peer review that meets acceptable guidelines.

Financial Reporting Process

16.	In consultation with the independent auditors and the internal auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

17.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

18.	Consider any significant changes to the Company’s accounting principles and practices as recommended by the independent auditors, management or the internal auditing department. Review any required disclosure to the Company’s financial statements of significant changes in accounting principles and practices.

19.	Discuss with management and the independent auditors the quality of the accounting principles and underlying estimates used in the preparation of the Company’s financial statements.

20.	Discuss with the independent auditors the clarity of the financial disclosure practices used or proposed by the Company.

21.	Inquire as to the independent auditors’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset and liability recognition, and whether those principles are common practices or are minority practices.

22.	Discuss with management and the independent auditors the effect of off-balance sheet structures, if any such arrangements exist, on the Company’s financial statements.

23.	Review and discuss with management prior to release, the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP financial information, as well as financial information and earnings guidance provided to analysts and rating agencies.

24.	Review and discuss with management any audit opinion including reports on management’s assessment of internal controls over the financial reporting processes provided by the independent auditors. If any such audit opinion contains a qualification, advise management to make a public announcement, as appropriate, disclosing the receipt of such qualification not later than seven calendar days following the filing of such audit opinion in a filing with the SEC and, prior to such announcement, provide the text of such announcement to the StockWatch section of Nasdaq’s MarketWatch Department.

Process Improvement

25.	Following completion of the annual audit, review separately with each of management, the independent auditors and the internal auditing department any significant difficulties encountered during the course of the audit if raised by the independent auditors, management or the internal auditing department, including any restrictions on the scope of work or access to required information.

26.	Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Corporate and Legal Compliance

27.	At least annually, meet with the Senior Vice President of Audit and Compliance with oversight of the Company’s ethics, compliance and corporate responsibility programs, for a report on the Company’s ethics and compliance programs, including a review of any significant issues that may affect the financial reporting process and internal control system of the Company.

28.	Review management’s monitoring of the Company’s compliance with any Corporate Integrity Agreement to which the Company is a party.

29.	Review, assess and make recommendations, if deemed necessary, regarding legal and regulatory issues that may have a material impact on the Company’s financial statements, policies, and reporting requirements.

30.	Review all reports concerning any fraud or significant regulatory noncompliance that occurs at the Company. This review should include at a minimum consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future and the impact on previously issued financial statements and reports filed with governmental authorities.

31.	Review, assess and make recommendations, if deemed necessary, regarding management’s compliance with applicable legal and regulatory requirements or findings and with the policies and decisions of the Board.

32.	Review, with the Company’s legal counsel, legal compliance matters including corporate securities trading policies.

33.	Engage independent legal counsel and other advisors as the Committee determines necessary to carry out its duties.

34.	Meet separately with each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

35.	Cooperate with management, the Board and the Company’s legal counsel to ensure that the Charter is filed with the SEC at least every three years as an appendix to the Company’s proxy statement for its annual meeting of stockholders in accordance with SEC rules and regulations.

36.	Cooperate with management, the Board and the Company’s legal counsel to ensure that the Company discloses in its proxy statement for its annual meeting of stockholders whether the Committee members are “Independent” as defined in Article II of this Charter, rules and regulations of the SEC and Nasdaq listing standards, and disclose certain information regarding any director of the Committee who is not “Independent.”

37.	Review, with the Company’s legal counsel, any legal matter that could have a significant impact on the Company’s financial statements, including the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

38.	Perform any other activities consistent with this Charter, the Company’s Bylaws and Delaware General Corporation Law, as the Committee or the Board deems necessary or appropriate.

39.	Receive reports from the Senior Vice President of Audit and Compliance in charge of the Company’s internal audit department and review the internal audit plan at least annually.

40.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

41.	Annually review the Committee’s own performance. The Committee, however, shall not be required to review its own performance for any year in which the entire Board or an appropriate Board committee has conducted a review of the Committee’s performance for that year.

42.	Review financial and accounting personnel succession planning within the Company.

43.	Review all related-party transactions for potential conflicts of interest on an ongoing basis, which must be approved by the Committee or another independent body of the Board. In connection with each annual or quarterly report filed with the SEC, review with management any disclosure relating to directors’ and officers’ related party transactions and potential conflicts of interest. Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites.

44.	Insure that procedures are in place for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Such procedures shall include measures to provide for the confidential and anonymous submission of concerns by Company employees regarding questionable accounting or auditing matters.

45.	Ensure that the Company’s Code of Ethics for Senior Financial Officers and Chief Executive Officer (“Code of Ethics”) applies to the Company’s Chief Executive Officer and Chief Financial Officer, complies with the definition of a “code of ethics” as set out in the Sarbanes-Oxley Act of 2002 and the regulations promulgated thereunder, is publicly available and provides for an appropriate enforcement mechanism.

46.	Annually review the Company’s Code of Ethics applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and recommend to the Board, as appropriate, any proposed changes to the requirements therein.

47.	Recommend to the Board for its consideration and approval or disapproval any request for a waiver of the Code of Ethics and appropriate disclosure as required by law or regulation of an applicable securities exchange automated quotation system.

Adopted:	May 11, 1999
Amended:	September 24, 1999
Amended:	December 12, 2001
Amended:	February 24, 2003
Amended:	April 23, 2004
Amended:	March 3, 2005

LIFEPOINT HOSPITALS, INC.
ANNUAL MEETING OF STOCKHOLDERS
June 30, 2005

     The undersigned hereby authorizes and appoints Michael J. Culotta and William F. Carpenter III, or either of them, with power of substitution, as proxies to vote all shares of common stock of LifePoint Hospitals, Inc. (the “Company”) owned by the undersigned at the Annual Meeting of Stockholders to be held at 511 Union Street, Suite 2700, Nashville, Tennessee 37219, at 3:00 p.m. local time on June 30, 2005, and any adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Annual Meeting:

1.	☐	FOR the election of the nominees listed as Class III directors of the Company: Kenneth C. Donahey, Richard H. Evans and Michael P. Haley (except as marked to the contrary below).

	☐	WITHHOLD AUTHORITY to vote for all nominees listed: Kenneth C. Donahey, Richard H. Evans and Michael P. Haley.

INSTRUCTION: To withhold authority to vote for an individual nominee, write his or her name in the space provided below:

2.	Approval of the amendment and restatement of the Company’s 1998 Long-Term Incentive Plan.

☐FOR	☐AGAINST	☐ABSTAIN

3.	Ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2005.

☐FOR	☐AGAINST	☐ABSTAIN

     In their discretion, the proxies named above may vote upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     This Proxy is solicited on behalf of the Company’s Board of Directors.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any of the proposals will not count as a vote for adjournment of the Annual Meeting. If no direction is made, this proxy will be voted (i) FOR the election of the nominees as Class III directors of the Company; (ii) FOR the approval of the amendment and restatement of the Company’s 1998 Long-Term Incentive Plan; and (iii) FOR ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for 2005.

Dated: , 2005

Signature of stockholder

Signature if held jointly

Please sign exactly as your name appears on this Proxy Card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.